Exhibit 17(a)

Prospectus     December 28, 2016

WESTERN ASSET INSTITUTIONAL LIQUID RESERVES

Share class (Symbol): Institutional Shares (CILXX)

WESTERN ASSET INSTITUTIONAL CASH RESERVES

Share class (Symbol): Institutional Shares (CARXX)

The Securities and Exchange Commission has not approved or disapproved these securities or determined whether this Prospectus is accurate or complete. Any statement to the contrary is a crime.

INVESTMENT PRODUCTS: NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Contents

Western Asset Institutional Liquid Reserves	3
Investment objective	3
Fees and expenses of the fund	3
Principal investment strategies	4
Principal risks	4
Performance	6
Management	7
Purchase and sale of fund shares	7
Tax information	7
Payments to broker/dealers and other financial intermediaries	7
Western Asset Institutional Cash Reserves	8
Investment objective	8
Fees and expenses of the fund	8
Principal investment strategies	8
Principal risks	9
Performance	11
Management	12
Purchase and sale of fund shares	12
Tax information	12
Payments to broker/dealers and other financial intermediaries	12
More on the funds’ investment strategies, investments and risks	13
More on fund management	21
Buying shares	23
Exchanging shares	25
Redeeming shares	26
Other things to know about transactions	28
Dividends, other distributions and taxes	31
Share price/Fund business days	33
Financial highlights	34

2	Western Asset Money Market Funds

Western Asset Institutional Liquid Reserves

Investment objective

The fund’s investment objective is to provide shareholders with liquidity and as high a level of current income as is consistent with preservation of capital.

Fees and expenses of the fund

The accompanying table describes the fees and expenses that you may pay if you buy and hold Institutional Shares of the fund.

Shareholder fees (%)
(fees paid directly from your investment)
Maximum sales charge (load) imposed on purchases	None
Maximum deferred sales charge (load)	None

Annual fund operating expenses[1] (%)
(expenses that you pay each year as a percentage of the value of your investment)
Management fees[2]	0.19
Distribution and/or service (12b-1) fees	None
Other expenses	0.02
Total annual fund operating expenses	0.21
Fees waived and/or expenses reimbursed[3]	(0.01)
Total annual fund operating expenses after waiving fees and/or reimbursing expenses	0.20

[1]

The fund is a feeder fund that invests in securities through an underlying mutual fund, Liquid Reserves Portfolio. The information in this table and in the Example below reflects the direct fees and expenses of the fund and its allocated share of fees and expenses of Liquid Reserves Portfolio. The gross expenses in the financial highlights do not reflect the reduction in the fund’s management fee by the amount paid by the fund for its allocable share of the management fee paid to Liquid Reserves Portfolio.

[2]	Restated to reflect current fees.
[3]

The manager has agreed to waive fees and/or reimburse operating expenses (other than interest, brokerage, taxes, extraordinary expenses and acquired fund fees and expenses) so that total annual operating expenses will not exceed 0.20% for Institutional Shares. These arrangements cannot be terminated prior to December 31, 2018 without the Board of Trustees’ consent. Additional amounts may be voluntarily waived and/or reimbursed from time to time. The manager is permitted to recapture amounts waived and/or reimbursed to the class during the same fiscal year if the class’ total annual operating expenses have fallen to a level below the limits described above. In no case will the manager recapture any amount that would result, on any particular business day of the fund, in the class’ total annual operating expenses exceeding the applicable limits described above or any other lower limit then in effect.

Example

This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes:

•	You invest $10,000 in the fund for the time periods indicated

•	Your investment has a 5% return each year and the fund’s operating expenses remain the same

•	You reinvest all distributions and dividends without a sales charge

Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Number of years you own your shares ($)
	1 year	3 years	5 years	10 years
Institutional Shares	20	65	116	265

The fund is a feeder fund that invests in securities through an underlying mutual fund, Liquid Reserves Portfolio, which has the same investment objective and strategies as the fund. This structure is sometimes known as a “master/feeder” structure.

Western Asset Institutional Liquid Reserves	3

Principal investment strategies

The fund is a money market fund that invests in high quality, U.S. dollar-denominated short-term debt securities that, at the time of purchase, are rated by one or more rating agencies in the highest short-term rating category or, if not rated, are determined by the subadviser to be of equivalent quality.

The fund may invest in all types of money market instruments, including bank obligations, commercial paper and asset-backed securities, structured investments, repurchase agreements and other short-term debt securities. These instruments may be issued or guaranteed by all types of issuers, including U.S. and foreign banks and other private issuers, the U.S. government or any of its agencies or instrumentalities, U.S. states and municipalities, or foreign governments. These securities may pay interest at fixed, floating or adjustable rates, or may be issued at a discount. The fund may invest without limit in bank obligations, such as certificates of deposit, fixed time deposits and bankers’ acceptances. The fund generally limits its investments in foreign securities to U.S. dollar denominated obligations of issuers, including banks and foreign governments, located in the major industrialized countries, although with respect to bank obligations, the branches of the banks issuing the obligations may be located in The Bahamas or the Cayman Islands.

Under Rule 2a-7 of the Investment Company Act of 1940, as amended, the fund must follow strict rules as to the credit quality, liquidity, diversification and maturity of its investments. Where required by these rules, the fund’s subadviser or Board of Trustees (the “Board”) will decide whether a security should be held or sold in the event of credit downgrades or certain other events occurring after purchase.

The fund sells and redeems its shares at prices based on the current market value of the securities it holds. Therefore, the share price of the fund will fluctuate along with changes in the market-based value of fund assets. Because the share price of the fund fluctuates, it has what is called a “floating net asset value” or “floating NAV”.

Principal risks

You could lose money by investing in the fund. Because the share price of the fund will fluctuate, when you sell your shares they may be worth more or less than what you originally paid for them. The fund may impose a fee upon the sale of your shares or may temporarily suspend your ability to sell shares if the fund’s liquidity falls below required minimums because of market conditions or other factors. An investment in the fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The fund’s sponsor has no legal obligation to provide financial support to the fund, and you should not expect that the sponsor will provide financial support to the fund at any time.

If one or more money market funds were to incur a sizeable loss or impose fees on redemptions or suspend redemptions, there could be significant redemptions from money market funds in general, potentially driving the market prices of money market instruments down and adversely affecting market liquidity.

The fund could underperform other short-term debt instruments or money market funds, or you could lose money, as a result of risks such as:

Market and interest rate risk. The market prices of the fund’s securities may go up or down, sometimes rapidly or unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates, lack of liquidity in the bond markets or adverse investor sentiment. When market prices fall, the value of your investment will go down. The value of your investment will generally go down when interest rates rise. A rise in rates tends to have a greater impact on the prices of longer term securities. Interest rates have been historically low, so the fund faces a heightened risk that interest rates may rise. A general rise in interest rates may cause investors to move out of fixed income securities on a large scale, which could adversely affect the price and liquidity of fixed income securities and could also result in increased redemptions from the fund.

Market events risk. In the past several years financial markets, such as those in the United States, Europe, Asia and elsewhere, have experienced increased volatility, depressed valuations, decreased liquidity and heightened uncertainty. These conditions may continue, recur, worsen or spread. Events that have contributed to these market conditions include, but are not limited to, major cybersecurity events; measures to address U.S. federal and state budget deficits; downgrading of U.S. long-term sovereign debt; declines in oil and commodity prices; dramatic changes in currency exchange rates; and public sentiment.

The U.S. government and the Federal Reserve, as well as certain foreign governments and central banks, have taken steps to support financial markets, including by keeping interest rates at historically low levels. This and other government intervention may not work as intended, particularly if the efforts are perceived by investors as being unlikely to achieve the desired results. The Federal Reserve has reduced its market support activities and recently has begun raising interest rates. Certain foreign governments and central banks are implementing or discussing so-called negative interest rates (e.g., charging depositors who keep their cash at a bank) to spur economic growth. Further Federal Reserve or other U.S. or non-U.S. governmental or central bank actions, including interest rate increases or contrary actions by different governments, could negatively affect financial markets generally, increase market volatility and reduce the value and liquidity of securities in which the fund invests.

4	Western Asset Institutional Liquid Reserves

Policy and legislative changes in the United States and in other countries are affecting many aspects of financial regulation, and may in some instances contribute to decreased liquidity and increased volatility in the financial markets. The impact of these changes on the markets, and the practical implications for market participants, may not be fully known for some time.

Economies and financial markets throughout the world are increasingly interconnected. Economic, financial or political events, trading and tariff arrangements, terrorism, natural disasters and other circumstances in one country or region could have profound impacts on global economies or markets. As a result, whether or not the fund invests in securities of issuers located in or with significant exposure to the countries directly affected, the value and liquidity of the fund’s investments may be negatively affected.

Credit risk. An issuer or other obligor (such as a party providing insurance or other credit enhancement) of a security held by the fund or a counterparty to a financial contract with the fund may default or its credit may be downgraded, or the value of assets underlying a security may decline.

Yield risk. The amount of income received by the fund will go up or down depending on variations in short-term interest rates, and when interest rates are very low the fund’s expenses could absorb all or a significant portion of the fund’s income. If interest rates increase, the fund’s yield may not increase proportionately. For example, the fund’s manager may discontinue any temporary voluntary fee limitation or recoup amounts previously waived and/or reimbursed. In addition, the implementation of the new requirements recently adopted for money market funds may have a negative effect on the fund’s yield.

Structured securities risk. The payment and credit qualities of structured securities derive from their underlying assets, and they may behave in ways not anticipated by the fund, or they may not receive tax, accounting or regulatory treatment anticipated by the fund.

Risks associated with concentration in the banking industry. The fund may invest a significant portion of its assets in obligations that are issued or backed by U.S. and non-U.S. banks and thus will be more susceptible to negative events affecting banks and the financial services sector worldwide.

Foreign investments risk. The fund’s investments in securities of foreign issuers or issuers with significant exposure to foreign markets involve additional risk. Foreign countries in which the fund may invest may have markets that are less liquid, less regulated and more volatile than U.S. markets. The value of the fund’s investments may decline because of factors affecting the particular issuer as well as foreign markets and issuers generally, such as unfavorable or unsuccessful government actions, reduction of government or central bank support and political or financial instability. Lack of information may also affect the value of these securities.

Portfolio management risk. The value of your investment may decrease if the subadviser’s judgment about the quality, relative yield, value or market trends affecting a particular security, industry, sector or region, or about interest rates is incorrect, or if there are imperfections, errors or limitations in the tools and data used by the subadviser. In addition, the fund’s investment strategies or policies may change from time to time. Those changes may not lead to the results intended by the subadviser and could have an adverse effect on the value or performance of the fund.

Liquidity risk. The fund may make investments that are illiquid or that become illiquid after purchase. The liquidity and value of investments can deteriorate rapidly, and they may become difficult or impossible to sell, particularly during times of market turmoil. Illiquid investments may also be difficult to value. Markets may become illiquid when, for instance, there are few, if any, interested buyers or sellers or when dealers are unwilling or unable to make markets for certain securities. If the fund is forced to sell an illiquid investment to meet redemption requests or other cash needs, the fund may be forced to sell at a loss. In addition, if the fund’s liquidity falls below certain levels, the fund may impose a fee of up to 2% on redemptions from the fund or temporarily restrict redemptions from the fund for up to 10 business days in any given 90 day period.

Valuation risk. The sales price the fund could receive for any particular portfolio investment may differ from the fund’s valuation of the investment, particularly for securities that trade in thin or volatile markets or that are valued using a fair value methodology. Investors who purchase or redeem fund shares on days when the fund is holding fair-valued securities may receive fewer or more shares or lower or higher redemption proceeds than they would have received if the fund had not fair-valued securities or had used a different valuation methodology. The fund’s ability to value its investments may also be impacted by technological issues and/or errors by pricing services or other third party service providers.

Redemption risk. The fund may experience heavy redemptions that could cause the fund to liquidate its assets at inopportune times or at a loss or depressed value, which could cause the value of your investment to decline. In addition, the fund may impose a fee or suspend redemptions under certain conditions.

Cybersecurity risk. Cybersecurity incidents may allow an unauthorized party to gain access to fund assets, customer data (including private shareholder information), or proprietary information, or cause the fund, the manager, the subadviser and/or its service providers (including, but not limited to, fund accountants, custodians, sub-custodians, transfer agents and financial intermediaries) to suffer data breaches, data corruption or lose operational functionality.

These risks are discussed in more detail later in this Prospectus or in the statement of additional information (“SAI”).

Western Asset Institutional Liquid Reserves	5

Performance

The accompanying bar chart and table provide some indication of the risks of investing in the fund. The bar chart shows changes in the fund’s performance from year to year for Institutional Shares. The table shows the average annual total returns of Institutional Shares. Performance for classes other than those shown may vary from the performance shown to the extent the expenses for those classes differ. The fund makes updated performance information available at www.leggmason.com/moneymarketfunds (select fund and share class), or by calling the fund at 1-877-721-1926 or 1-203-703-6002.

The fund’s past performance is not necessarily an indication of how the fund will perform in the future.

Best Quarter (12/31/2006): 1.34    Worst Quarter (03/31/2014): 0.02

The year-to-date return as of the most recent calendar quarter, which ended 09/30/2016, was 0.33

Average annual total returns (%)
(for periods ended December 31, 2015)

	1 year	5 years	10 years
Institutional Shares	0.14	0.13	1.48

6	Western Asset Institutional Liquid Reserves

Management

Investment manager: Legg Mason Partners Fund Advisor, LLC

Subadviser: Western Asset Management Company

Purchase and sale of fund shares

In general, you may purchase or redeem shares of the fund during fund business hours on any day on which both the New York Stock Exchange and the Federal Reserve Bank of New York are open for business, subject to certain exceptions.

The fund’s initial and subsequent investment minimums for Institutional Shares generally are set forth in the accompanying table:

Investment minimum initial/additional investments ($)
General/Institutional Investors purchasing through the fund	1 million/50
Accounts managed/advised by an investment advisory subsidiary of Legg Mason	50,000/50

Your financial intermediary may impose different investment minimums.

The fund normally calculates its net asset value as of 8:00 a.m., 12:00 p.m. and 3:00 p.m. (Eastern time) on each fund business day. The fund may close early under certain circumstances. For more information, please contact your financial intermediary, or contact the fund by phone (1-877-721-1926 or 1-203-703-6002).

The fund may impose a fee of up to 2% on redemptions from the fund or temporarily restrict redemptions from the fund for up to 10 business days in any given 90 day period in the event that the fund’s weekly liquid assets fall below certain designated thresholds. Any announcement regarding the imposition of a liquidity fee or redemption gate, or the termination of a liquidity fee or a redemption gate, will be available at the fund’s website, http://www.leggmason.com/en-us/products/money-markets/western-asset-institutional-liquid-reserves.html, and will be filed with the Securities and Exchange Commission.

Tax information

The fund’s distributions are generally taxable as ordinary income or capital gains.

Payments to broker/dealers and other financial intermediaries

The fund’s related companies may pay broker/dealers or other financial intermediaries (such as a bank or an insurance company) for the sale of fund shares, shareholder services and other purposes. These payments create a conflict of interest by influencing your broker/dealer or other intermediary or its employees or associated persons to recommend the fund over another investment. Ask your financial adviser or salesperson or visit your financial intermediary’s or salesperson’s website for more information.

Western Asset Institutional Liquid Reserves	7

Western Asset Institutional Cash Reserves

Investment objective

The fund’s investment objective is to provide shareholders with liquidity and as high a level of current income as is consistent with preservation of capital.

Fees and expenses of the fund

The accompanying table describes the fees and expenses that you may pay if you buy and hold Institutional Shares of the fund.

Shareholder fees (%)
(fees paid directly from your investment)
Maximum sales charge (load) imposed on purchases	None
Maximum deferred sales charge (load)	None

Annual fund operating expenses[1] (%)
(expenses that you pay each year as a percentage of the value of your investment)
Management fees[2]	0.18
Distribution and/or service (12b-1) fees	None
Other expenses	0.02
Total annual fund operating expenses	0.20

[1]

The fund is a feeder fund that invests in securities through an underlying mutual fund, Liquid Reserves Portfolio. The information in this table and in the Example below reflects the direct fees and expenses of the fund and its allocated share of fees and expenses of Liquid Reserves Portfolio. The gross expenses in the financial highlights do not reflect the reduction in the fund’s management fee by the amount paid by the fund for its allocable share of the management fee paid to Liquid Reserves Portfolio.

[2]	Restated to reflect current fees.

Example

This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes:

•	You invest $10,000 in the fund for the time periods indicated

•	Your investment has a 5% return each year and the fund’s operating expenses remain the same

•	You reinvest all distributions and dividends without a sales charge

Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Number of years you own your shares ($)
	1 year	3 years	5 years	10 years
Institutional Shares	20	63	112	254

The fund is a feeder fund that invests in securities through an underlying mutual fund, Liquid Reserves Portfolio, which has the same investment objective and strategies as the fund. This structure is sometimes known as a “master/feeder” structure.

Principal investment strategies

The fund is a money market fund that invests in high quality, U.S. dollar-denominated short-term debt securities that, at the time of purchase, are rated by one or more rating agencies in the highest short-term rating category or, if not rated, are determined by the subadviser to be of equivalent quality.

The fund may invest in all types of money market instruments, including bank obligations, commercial paper and asset-backed securities, structured investments, repurchase agreements and other short-term debt securities. These instruments may be issued or guaranteed by all types of issuers, including U.S. and foreign banks and other private issuers, the U.S. government or any of its agencies or instrumentalities, U.S. states and municipalities, or foreign governments.

8	Western Asset Institutional Cash Reserves

These securities may pay interest at fixed, floating or adjustable rates, or may be issued at a discount. The fund may invest without limit in bank obligations, such as certificates of deposit, fixed time deposits and bankers’ acceptances. The fund generally limits its investments in foreign securities to U.S. dollar denominated obligations of issuers, including banks and foreign governments, located in the major industrialized countries, although with respect to bank obligations, the branches of the banks issuing the obligations may be located in The Bahamas or the Cayman Islands.

Under Rule 2a-7 of the Investment Company Act of 1940, as amended, the fund must follow strict rules as to the credit quality, liquidity, diversification and maturity of its investments. Where required by these rules, the fund’s subadviser or Board of Trustees (the “Board”) will decide whether a security should be held or sold in the event of credit downgrades or certain other events occurring after purchase.

The fund sells and redeems its shares at prices based on the current market value of the securities it holds. Therefore, the share price of the fund will fluctuate along with changes in the market-based value of fund assets. Because the share price of the fund fluctuates, it has what is called a “floating net asset value” or “floating NAV”.

Principal risks

You could lose money by investing in the fund. Because the share price of the fund will fluctuate, when you sell your shares they may be worth more or less than what you originally paid for them. The fund may impose a fee upon the sale of your shares or may temporarily suspend your ability to sell shares if the fund’s liquidity falls below required minimums because of market conditions or other factors. An investment in the fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The fund’s sponsor has no legal obligation to provide financial support to the fund, and you should not expect that the sponsor will provide financial support to the fund at any time.

If one or more money market funds were to incur a sizeable loss or impose fees on redemptions or suspend redemptions, there could be significant redemptions from money market funds in general, potentially driving the market prices of money market instruments down and adversely affecting market liquidity.

The fund could underperform other short-term debt instruments or money market funds, or you could lose money, as a result of risks such as:

Market and interest rate risk. The market prices of the fund’s securities may go up or down, sometimes rapidly or unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates, lack of liquidity in the bond markets or adverse investor sentiment. When market prices fall, the value of your investment will go down. The value of your investment will generally go down when interest rates rise. A rise in rates tends to have a greater impact on the prices of longer term securities. Interest rates have been historically low, so the fund faces a heightened risk that interest rates may rise. A general rise in interest rates may cause investors to move out of fixed income securities on a large scale, which could adversely affect the price and liquidity of fixed income securities and could also result in increased redemptions from the fund.

Market events risk. In the past several years financial markets, such as those in the United States, Europe, Asia and elsewhere, have experienced increased volatility, depressed valuations, decreased liquidity and heightened uncertainty. These conditions may continue, recur, worsen or spread. Events that have contributed to these market conditions include, but are not limited to, major cybersecurity events; measures to address U.S. federal and state budget deficits; downgrading of U.S. long-term sovereign debt; declines in oil and commodity prices; dramatic changes in currency exchange rates; and public sentiment.

The U.S. government and the Federal Reserve, as well as certain foreign governments and central banks, have taken steps to support financial markets, including by keeping interest rates at historically low levels. This and other government intervention may not work as intended, particularly if the efforts are perceived by investors as being unlikely to achieve the desired results. The Federal Reserve has reduced its market support activities and recently has begun raising interest rates. Certain foreign governments and central banks are implementing or discussing so-called negative interest rates (e.g., charging depositors who keep their cash at a bank) to spur economic growth. Further Federal Reserve or other U.S. or non-U.S. governmental or central bank actions, including interest rate increases or contrary actions by different governments, could negatively affect financial markets generally, increase market volatility and reduce the value and liquidity of securities in which the fund invests.

Policy and legislative changes in the United States and in other countries are affecting many aspects of financial regulation, and may in some instances contribute to decreased liquidity and increased volatility in the financial markets. The impact of these changes on the markets, and the practical implications for market participants, may not be fully known for some time.

Economies and financial markets throughout the world are increasingly interconnected. Economic, financial or political events, trading and tariff arrangements, terrorism, natural disasters and other circumstances in one country or region could have profound impacts on global economies or markets. As a result, whether or not the fund invests in securities of issuers located in or with significant exposure to the countries directly affected, the value and liquidity of the fund’s investments may be negatively affected.

Western Asset Institutional Cash Reserves	9

Principal risks cont’d

Credit risk. An issuer or other obligor (such as a party providing insurance or other credit enhancement) of a security held by the fund or a counterparty to a financial contract with the fund may default or its credit may be downgraded, or the value of assets underlying a security may decline.

Yield risk. The amount of income received by the fund will go up or down depending on variations in short-term interest rates, and when interest rates are very low the fund’s expenses could absorb all or a significant portion of the fund’s income. If interest rates increase, the fund’s yield may not increase proportionately. For example, the fund’s manager may discontinue any temporary voluntary fee limitation or recoup amounts previously waived and/or reimbursed. In addition, the implementation of the new requirements recently adopted for money market funds may have a negative effect on the fund’s yield.

Structured securities risk. The payment and credit qualities of structured securities derive from their underlying assets, and they may behave in ways not anticipated by the fund, or they may not receive tax, accounting or regulatory treatment anticipated by the fund.

Risks associated with concentration in the banking industry. The fund may invest a significant portion of its assets in obligations that are issued or backed by U.S. and non-U.S. banks and thus will be more susceptible to negative events affecting banks and the financial services sector worldwide.

Foreign investments risk. The fund’s investments in securities of foreign issuers or issuers with significant exposure to foreign markets involve additional risk. Foreign countries in which the fund may invest may have markets that are less liquid, less regulated and more volatile than U.S. markets. The value of the fund’s investments may decline because of factors affecting the particular issuer as well as foreign markets and issuers generally, such as unfavorable or unsuccessful government actions, reduction of government or central bank support and political or financial instability. Lack of information may also affect the value of these securities.

Portfolio management risk. The value of your investment may decrease if the subadviser’s judgment about the quality, relative yield, value or market trends affecting a particular security, industry, sector or region, or about interest rates is incorrect, or if there are imperfections, errors or limitations in the tools and data used by the subadviser. In addition, the fund’s investment strategies or policies may change from time to time. Those changes may not lead to the results intended by the subadviser and could have an adverse effect on the value or performance of the fund.

Liquidity risk. The fund may make investments that are illiquid or that become illiquid after purchase. The liquidity and value of investments can deteriorate rapidly, and they may become difficult or impossible to sell, particularly during times of market turmoil. Illiquid investments may also be difficult to value. Markets may become illiquid when, for instance, there are few, if any, interested buyers or sellers or when dealers are unwilling or unable to make markets for certain securities. If the fund is forced to sell an illiquid investment to meet redemption requests or other cash needs, the fund may be forced to sell at a loss. In addition, if the fund’s liquidity falls below certain levels, the fund may impose a fee of up to 2% on redemptions from the fund or temporarily restrict redemptions from the fund for up to 10 business days in any given 90 day period.

Valuation risk. The sales price the fund could receive for any particular portfolio investment may differ from the fund’s valuation of the investment, particularly for securities that trade in thin or volatile markets or that are valued using a fair value methodology. Investors who purchase or redeem fund shares on days when the fund is holding fair-valued securities may receive fewer or more shares or lower or higher redemption proceeds than they would have received if the fund had not fair-valued securities or had used a different valuation methodology. The fund’s ability to value its investments may also be impacted by technological issues and/or errors by pricing services or other third party service providers.

Redemption risk. The fund may experience heavy redemptions that could cause the fund to liquidate its assets at inopportune times or at a loss or depressed value, which could cause the value of your investment to decline. In addition, the fund may impose a fee or suspend redemptions under certain conditions.

Cybersecurity risk. Cybersecurity incidents may allow an unauthorized party to gain access to fund assets, customer data (including private shareholder information), or proprietary information, or cause the fund, the manager, the subadviser and/or its service providers (including, but not limited to, fund accountants, custodians, sub-custodians, transfer agents and financial intermediaries) to suffer data breaches, data corruption or lose operational functionality.

These risks are discussed in more detail later in this Prospectus or in the statement of additional information (“SAI”).

10	Western Asset Institutional Cash Reserves

Performance

The accompanying bar chart and table provide some indication of the risks of investing in the fund. The bar chart shows changes in the fund’s performance from year to year for Institutional Shares. The table shows the average annual total returns of Institutional Shares. Performance for classes other than those shown may vary from the performance shown to the extent the expenses for those classes differ. The fund makes updated performance information available at www.leggmason.com/moneymarketfunds (select fund and share class), or by calling the fund at 1-877-721-1926 or 1-203-703-6002.

The fund’s past performance is not necessarily an indication of how the fund will perform in the future.

Best Quarter (12/31/2006): 1.32    Worst Quarter (12/31/2014): 0.02

The year-to-date return as of the most recent calendar quarter, which ended 09/30/2016, was 0.32

Average annual total returns (%)
(for periods ended December 31, 2015)

	1 year	5 years	10 years
Institutional Shares	0.13	0.13	1.45

Western Asset Institutional Cash Reserves	11

Management

Investment manager: Legg Mason Partners Fund Advisor, LLC

Subadviser: Western Asset Management Company

Purchase and sale of fund shares

In general, you may purchase or redeem shares of the fund during fund business hours on any day on which both the New York Stock Exchange and the Federal Reserve Bank of New York are open for business, subject to certain exceptions.

The fund’s initial and subsequent investment minimums for Institutional Shares generally are set forth in the accompanying table:

Investment minimum initial/additional investments ($)
General/Institutional Investors purchasing through the fund	1 million/50
Accounts managed/advised by an investment advisory subsidiary of Legg Mason	50,000/50

Your financial intermediary may impose different investment minimums.

The fund normally calculates its net asset value as of 8:00 a.m., 12:00 p.m. and 3:00 p.m. (Eastern time) on each fund business day. The fund may close early under certain circumstances. For more information, please contact your financial intermediary, or contact the fund by phone (1-877-721-1926 or 1-203-703-6002).

The fund may impose a fee of up to 2% on redemptions from the fund or temporarily restrict redemptions from the fund for up to 10 business days in any given 90 day period in the event that the fund’s weekly liquid assets fall below certain designated thresholds. Any announcement regarding the imposition of a liquidity fee or redemption gate, or the termination of a liquidity fee or a redemption gate, will be available at the fund’s website, https://www.leggmason.com/en-us/products/money-markets/western-asset-institutional-cash-reserves.html, and will be filed with the Securities and Exchange Commission.

Tax information

The fund’s distributions are generally taxable as ordinary income or capital gains.

Payments to broker/dealers and other financial intermediaries

The fund’s related companies may pay broker/dealers or other financial intermediaries (such as a bank or an insurance company) for the sale of fund shares, shareholder services and other purposes. These payments create a conflict of interest by influencing your broker/dealer or other intermediary or its employees or associated persons to recommend the fund over another investment. Ask your financial adviser or salesperson or visit your financial intermediary’s or salesperson’s website for more information.

12	Western Asset Institutional Cash Reserves

More on the funds’ investment strategies, investments and risks

Important information

Each fund sells and redeems its shares at prices based on the current market value of the securities it holds. Because the share price of a fund will fluctuate along with changes in the market-based value of fund assets, it has what is called a “floating net asset value” or “floating NAV”. Money market funds must follow strict rules about the quality, liquidity, diversification, maturity and other features of securities they purchase.

The investment objective of each of Western Asset Institutional Liquid Reserves (“Institutional Liquid Reserves”) and Western Asset Institutional Cash Reserves (“Institutional Cash Reserves”) is to provide shareholders with liquidity and as high a level of current income as is consistent with preservation of capital. Each fund’s investment objective may be changed by the Board of Trustees (the “Board”) without shareholder approval and on notice to shareholders.

There is no assurance that a fund will meet its investment objective.

Each fund’s investment strategies and policies may be changed from time to time without shareholder approval, unless specifically stated otherwise in this Prospectus or in the SAI.

Credit quality

Each fund invests in securities that, at the time of purchase, are rated by one or more rating agencies in the highest short-term rating category or, if not rated, are determined by the subadviser to be of equivalent quality. In addition, each security, at the time of purchase by a fund, has been determined by the subadviser to present minimal credit risk. Where required by applicable rules, a fund’s subadviser or Board will decide whether a security should be held or sold in the event of certain credit events occurring after purchase.

Maturity

Each fund invests in securities that, at the time of purchase, are treated under applicable regulations as having remaining maturities of 397 days or less. For example, in determining the remaining maturity of a security for the purposes of these regulations, features such as a floating or variable rate of interest or a demand feature may be taken into account under some circumstances. Each fund maintains a weighted average maturity of not more than 60 days. In addition, each fund must comply with rules with respect to the fund’s weighted average life. Where required by applicable rules, if, after purchase, payment upon maturity does not occur or the maturity on a security is extended, the fund’s subadviser or Board will decide whether the security should be held or sold.

Liquidity

Each fund must follow strict rules with respect to the liquidity of its portfolio securities including daily and weekly liquidity requirements. In addition, a fund may not purchase illiquid securities if, as a result of the acquisition, more than 5% of the fund’s total assets would be invested in illiquid securities. Illiquid securities are those that, as determined by the subadviser, may not be disposed of in the ordinary course of business within seven days at approximately the value ascribed to them by the fund. Securities that are deemed liquid at the time of purchase by a fund may become illiquid following purchase. If a fund’s weekly liquid assets fall below certain designated thresholds, the fund may impose a fee of up to 2% on redemptions from the fund or temporarily restrict redemptions from the fund for up to 10 business days in any given 90 day period.

Money market instruments

Money market instruments are short-term IOUs issued by banks or other non-governmental issuers, the U.S. or foreign governments, or state or local governments. Money market instruments generally have maturity dates of 13 months or less, and may pay interest at fixed, floating or adjustable rates, or may be issued at a discount. Money market instruments may include certificates of deposit, bankers’ acceptances, variable rate demand securities (where the interest rate is reset periodically and the holder may demand payment from the issuer or another obligor at any time), preferred shares, fixed-term obligations, commercial paper (short-term unsecured debt), asset-backed commercial paper, other asset-backed securities and repurchase agreements. Asset-backed commercial paper refers to a debt security with an original term to maturity of up to 270 days that may be backed by consumer loans or other types of receivables. Payments due on asset-backed commercial paper are supported by cash flows from underlying assets, or one or more liquidity or credit support providers, or both.

U.S. Treasury obligations

U.S. Treasury obligations are direct debt obligations issued by the U.S. government. Treasury bills, with maturities normally from 4 weeks to 52 weeks, are typically issued at a discount as they pay interest only upon maturity. Treasury bills are non-callable. Treasury notes have a maturity between two and ten years and typically pay interest semi-annually, while Treasury bonds have a maturity of over ten years and pay interest semi-annually. Treasuries also include STRIPS, TIPS and FRNs. STRIPS are Treasury obligations with separately traded principal and interest component parts that are transferable through the federal book-entry system. Because payments on STRIPS are made only at maturity, during periods of

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More on the funds’ investment strategies, investments and risks cont’d changing interest rates, STRIPS may be more volatile than unstripped U.S. Treasury obligations with comparable maturities. TIPS are Treasury Inflation-Protected Securities, the principal of which increases with inflation and decreases with deflation, as measured by the Consumer Price Index. At maturity, a TIPS holder is entitled to the adjusted principal or original principal, whichever is greater. TIPS pay interest twice a year, at a fixed rate. The rate is applied to the adjusted principal; so, like the principal, interest payments rise with inflation and fall with deflation. However, because the interest rate is fixed, TIPS may lose value when market interest rates increase, particularly during periods of low inflation. FRNs are newly introduced floating rate notes that are indexed to the most recent 13-week Treasury bill auction High Rate, and which pay interest quarterly. U.S. Treasury obligations typically offer lower interest rates than other obligations.

U.S. government obligations

U.S. government obligations include U.S. Treasury obligations and other obligations of, or guaranteed by, the U.S. government, its agencies or government-sponsored entities. Although the U.S. government guarantees principal and interest payments on securities issued by the U.S. government and some of its agencies, such as securities issued by the Government National Mortgage Association (“Ginnie Mae”), this guarantee does not apply to losses resulting from declines in the market value of these securities. U.S. government obligations include zero coupon securities that make payments of interest and principal only upon maturity and which therefore tend to be subject to greater volatility than interest bearing securities with comparable maturities. Some of the U.S. government securities that a fund may hold are not guaranteed or backed by the full faith and credit of the U.S. government, such as those issued by Fannie Mae (formally known as the Federal National Mortgage Association) and Freddie Mac (formally known as the Federal Home Loan Mortgage Corporation). The maximum potential liability of the issuers of some U.S. government obligations may greatly exceed their current resources, including any legal right to support from the U.S. government.

Structured instruments

Structured instruments in which the funds invest are specifically structured so that they are eligible for purchase by money market funds, including securities that have demand, tender or put features, or interest rate reset features. Structured instruments may take the form of participation interests or receipts in underlying securities or other assets, and in some cases are backed by a financial institution serving as a liquidity provider. Some of these instruments may have a feature which substitutes a floating or variable interest rate for the fixed interest rate on an underlying security. The payment and credit qualities of these instruments derive from the underlying assets embedded in the structure.

Structured securities include variable rate demand instruments and participation interests that are backed by underlying municipal or other securities. Variable rate demand instruments require the issuer or a third party, such as a bank, insurer or broker/dealer, to repurchase the security for its face value upon demand and typically have interest rates that reset on a daily or weekly basis. In a participation interest, a bank or other financial institution sells undivided interests in a municipal or other security it owns. Participation interests may be supported by a bank letter of credit or guarantee. The interest rate generally is adjusted periodically, and the holder can sell the interests back to the issuer after a specified notice period.

Asset-backed securities

Asset-backed securities represent participations in, or are secured by and payable from, assets such as installment sales or loan contracts, leases, credit card receivables and other categories of receivables.

Municipal securities

Municipal securities include debt obligations issued by any of the 50 states and their political subdivisions, agencies and public authorities, certain other governmental issuers (such as Puerto Rico, the U.S. Virgin Islands and Guam) and other qualifying issuers, participation or other interests in these securities and other structured securities. Although municipal securities are issued by qualifying issuers, payments of principal and interest on municipal securities may be derived solely from revenues from certain facilities, mortgages or private industries, and may not be backed by the issuers themselves.

Municipal securities include general obligation bonds, revenue bonds, housing authority bonds, private activity bonds, industrial development bonds, residual interest bonds, tender option bonds, tax and revenue anticipation notes, bond anticipation notes, tax-exempt commercial paper, municipal leases, participation certificates and custodial receipts. General obligation bonds are backed by the full faith and credit of the issuing entity. Revenue bonds are typically used to fund public works projects, such as toll roads, airports and transportation facilities, that are expected to produce income to make the payments on the bonds, since they are not backed by the full taxing power of the municipality. Tax and revenue anticipation notes are generally issued in order to finance short-term cash needs or, occasionally, to finance construction. Tax and revenue anticipation notes are expected to be repaid from taxes or designated revenues in the related period, and they may or may not be general obligations of the issuing entity. Bond anticipation notes are issued with the expectation that their principal and interest will be paid out of proceeds from renewal notes or bonds and may be issued to finance such items as land acquisition, facility acquisition and/or construction and capital improvement projects. Some of these

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securities may have stated final maturities of more than 397 days but have demand features that entitle a fund to receive the principal amount of the securities either at any time or at specified intervals.

Municipal securities include municipal lease obligations, which are undivided interests issued by a state or municipality in a lease or installment purchase contract which generally relates to equipment or facilities. In some cases payments under municipal leases do not have to be made unless money is specifically approved for that purpose by an appropriate legislative body.

Banking industry concentration

Each fund may invest without limit in obligations of U.S. banks and up to 25% of its assets in U.S. dollar-denominated obligations of non-U.S. banks. Obligations of foreign branches of U.S. banks and U.S. branches of foreign banks may be considered obligations of U.S. banks if they meet certain requirements. Bank obligations include bank notes, certificates of deposit, time deposits, banker’s acceptances, commercial paper and other similar obligations. They also include Eurodollar and Yankee obligations, such as certificates of deposit issued in U.S. dollars by foreign banks and foreign branches of U.S. banks. Bank obligations also include participation interests in municipal securities issued and/or backed by banks and other obligations that have credit support or liquidity features provided by banks.

When-issued securities, delayed delivery, to be announced and forward commitment transactions

Each fund may purchase securities under arrangements (called when-issued, delayed delivery, to be announced or forward commitment basis) where the securities will not be delivered or paid for immediately. A fund will set aside assets to pay for these securities at the time of the agreement. Such transactions involve a risk of loss, for example, if the value of the securities declines prior to the settlement date or if the assets set aside to pay for these securities decline in value prior to the settlement date. Therefore, these transactions may have a leveraging effect on a fund, making the value of an investment in the fund more volatile and increasing the fund’s overall investment exposure. Typically, no income accrues on securities a fund has committed to purchase prior to the time delivery of the securities is made, although the fund may earn income on securities it has set aside to cover these positions.

Repurchase agreements

In a repurchase agreement, a fund purchases securities from a counterparty, upon the agreement of the counterparty to repurchase the securities from the fund at a later date, and at a specified price, which is typically higher than the purchase price paid by the fund. The securities purchased serve as the fund’s collateral for the obligation of the counterparty to repurchase the securities. If the counterparty does not repurchase the securities, the fund is entitled to sell the securities, but the fund may not be able to sell them for the price at which they were purchased, thus causing a loss. Additionally, if the counterparty becomes insolvent, there is some risk that the fund will not have a right to the securities, or the immediate right to sell the securities.

Reverse repurchase agreements and other borrowings

Each fund may borrow money as a means of raising money to satisfy redemption requests or for other temporary or emergency purposes by entering into reverse repurchase agreements or other borrowing transactions. In a reverse repurchase agreement, a fund sells securities to a counterparty, in return for cash, and the fund agrees to repurchase the securities at a later date and for a higher price, representing the cost to the fund for the money borrowed. Although the funds do not intend to use these transactions for leveraging purposes, reverse repurchase agreements and other borrowing transactions may make the value of an investment in a fund more volatile and increase the fund’s overall investment exposure.

Variable rate demand notes

Variable rate demand notes (VRDNs) and other similar obligations are typically long term instruments issued with a floating rate of interest by municipalities or other issuers. The interest rate usually resets every one to seven days, based on a published interest rate index. Investors typically may resell a VRDN to a third-party financial intermediary serving as a remarketing agent on up to seven days’ notice. A VRDN may be supported by a liquidity facility or a letter of credit. These features permit the VRDN to be treated by a fund as a short-term instrument. Investments in VRDNs involve credit risk with respect to the issuer as well as with respect to the financial institutions providing remarketing, liquidity or credit support. In addition, failures or defaults by one or more of those entities could result in a fund holding a long-term fixed rate illiquid investment.

Defensive investing

Each fund may, without limit, hold cash uninvested and, if so, the fund may be subject to risk with respect to the depository institution holding the cash. In addition, a fund will not earn income on those assets and it will be more difficult for a fund to achieve its investment objective. Although the subadviser has the ability to take defensive positions, it may choose not to do so for a variety of reasons, even during volatile market conditions.

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More on the funds’ investment strategies, investments and risks cont’d

Investments by other funds

A fund may be an investment option for other funds, including affiliated funds.

Other investments

Each fund may also use other strategies and invest in other investments that are described, along with their risks, in the SAI. However, a fund might not use all of the strategies and techniques or invest in all of the types of investments described in this Prospectus or in the SAI.

Selection process

In selecting individual securities, the subadviser:

•	Uses fundamental credit analysis to estimate the relative value and attractiveness of various securities and sectors

•	Measures the potential impact of supply/demand imbalances for fixed versus variable rate securities and for obligations of different issuers

•

Measures the yields available for securities with different maturities and a security’s maturity in light of the outlook for interest rates to identify individual securities that offer return advantages at similar risk levels

Because the funds are subject to maturity limitations on the investments they may purchase, many of their investments are held until maturity. The subadviser may sell a security before maturity when it is necessary to do so to meet redemption requests or regulatory requirements. The subadviser may also sell a security if the subadviser believes the issuer is no longer as creditworthy, or in order to adjust the average weighted maturity of a fund’s portfolio (for example, to reflect changes in the subadviser’s expectations concerning interest rates), or when the subadviser believes there is superior value in other market sectors or industries.

Investment structure

Each fund does not invest directly in securities but instead invests as a feeder fund through an underlying mutual fund having the same investment objectives and strategies under a master/feeder structure. Unless otherwise indicated, references to each fund in this Prospectus include the underlying master fund. Each fund may stop investing in its corresponding underlying fund at any time, and will do so if the fund’s Board believes it to be in the best interests of the fund’s shareholders. The fund could then invest in one or more other mutual funds or pooled investment vehicles, or could invest directly in securities. Investors should note that other feeder funds may invest in the same underlying mutual fund. Those other funds may have lower fees and/or expenses, and correspondingly higher performance, than your fund. In addition, large purchases or redemptions by one feeder fund could negatively affect the performance of other feeder funds that invest in the same master fund.

More on risks of investing in the funds

You could lose money by investing in a fund. Because the share price of a fund will fluctuate, when you sell your shares they may be worth more or less than what you originally paid for them. A fund may impose a fee upon the sale of your shares or may temporarily suspend your ability to sell shares if the fund’s liquidity falls below required minimums because of market conditions or other factors. An investment in a fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The funds’ sponsor has no legal obligation to provide financial support to a fund, and you should not expect that the sponsor will provide financial support to a fund at any time.

If one or more money market funds were to incur a sizeable loss or impose fees on redemptions or suspend redemptions, there could be significant redemptions from money market funds in general, potentially driving the market prices of money market instruments down and adversely affecting market liquidity.

There is no assurance that a fund will meet its investment objective.

A fund could underperform other short-term debt instruments or money market funds, or you could lose money, as a result of risks such as:

Market and interest rate risk. The market prices of a fund’s securities may go up or down, sometimes rapidly or unpredictably. If the market prices of the securities owned by a fund fall, the value of your investment in the fund will decline. The value of a security may fall due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates, lack of liquidity in the bond markets or adverse investor sentiment. Changes in market conditions will not typically have the same impact on all types of securities. The value of a security may also fall due to specific conditions that affect a particular sector of the securities market or a particular issuer.

The market prices of securities may fluctuate significantly when interest rates change. When interest rates rise, the value of fixed income securities, and therefore the value of your investment in a fund generally goes down. Interest rates have been historically low, so the funds face a heightened risk that interest rates may rise. Generally, the longer the maturity of a fixed income security, the greater the impact of a rise in interest rates on the

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security’s value. Moreover, securities can change in value in response to other factors, such as credit risk. In addition, different interest rate measures (such as short- and long-term interest rates and U.S. and foreign interest rates), or interest rates on different types of securities or securities of different issuers, may not necessarily change in the same amount or in the same direction. When interest rates decline, investments made by a fund may pay a lower interest rate, which would reduce the income received by a fund. Also, when interest rates go down, the fund’s yield will decline. A general rise in interest rates may cause investors to move out of fixed income securities on a large scale, which could adversely affect the price and liquidity of fixed income securities held by a fund and could also result in increased redemptions from a fund.

Market events risk. In the past several years financial markets, such as those in the United States, Europe, Asia and elsewhere, have experienced increased volatility, depressed valuations, decreased liquidity and heightened uncertainty. These conditions may continue, recur, worsen or spread. Events that have contributed to these market conditions include, but are not limited to, major cybersecurity events; measures to address U.S. federal and state budget deficits; downgrading of U.S. long-term sovereign debt; declines in oil and commodity prices; dramatic changes in currency exchange rates; and public sentiment.

The U.S. government and the Federal Reserve, as well as certain foreign governments and central banks, have taken steps to support financial markets, including by keeping interest rates at historically low levels. This and other government intervention may not work as intended, particularly if the efforts are perceived by investors as being unlikely to achieve the desired results. The Federal Reserve has reduced its market support activities and recently has begun raising interest rates. Certain foreign governments and central banks are implementing or discussing so-called negative interest rates (e.g., charging depositors who keep their cash at a bank) to spur economic growth. Further Federal Reserve or other U.S. or non-U.S. governmental or central bank actions, including interest rate increases or contrary actions by different governments, could negatively affect financial markets generally, increase market volatility and reduce the value and liquidity of securities in which a fund invests.

Policy and legislative changes in the United States and in other countries are affecting many aspects of financial regulation, and may in some instances contribute to decreased liquidity and increased volatility in the financial markets. The impact of these changes on the markets, and the practical implications for market participants, may not be fully known for some time.

Economies and financial markets throughout the world are increasingly interconnected. Economic, financial or political events, trading and tariff arrangements, terrorism, natural disasters and other circumstances in one country or region could have profound impacts on global economies or markets. As a result, whether or not a fund invests in securities of issuers located in or with significant exposure to the countries directly affected, the value and liquidity of a fund’s investments may be negatively affected.

Credit risk. An issuer or other obligor (such as a party providing insurance or other credit enhancement) may fail to make the required payments on securities held by a fund. Debt securities also go up or down in value based on the perceived creditworthiness of issuers or other obligors. If an obligor for a security held by a fund fails to pay, otherwise defaults or is perceived to be less creditworthy, a security’s credit rating is downgraded, which could happen rapidly, or the credit quality or value of any underlying assets declines, the value of your investment in the fund could decline significantly, particularly in certain market environments. If a single entity provides credit enhancement to more than one of a fund’s investments, the adverse effects resulting from the downgrade or default will increase the adverse effects on the fund. If a fund enters into a financial contract (such as a repurchase agreement or reverse repurchase agreement) the fund will be subject to the credit risk presented by the counterparty. In addition, a fund may incur expenses in an effort to protect the fund’s interests or to enforce its rights.

Although a fund’s investments may be treated as short-term securities for the purposes of meeting regulatory maturity limitations, the actual maturity of a security may be longer, and the security’s value may decline on the basis of perceived longer term credit risk of the issuer.

Upon the occurrence of certain triggering events or defaults on a security held by a fund, or if the subadviser believes that an obligor of such a security may have difficulty meeting its obligations, the fund may obtain a new or restructured security or underlying assets. In that case, a fund may become the holder of securities or assets that it could not purchase or might not otherwise hold (for example, because they are of lower quality or are subordinated to other obligations of the issuer) at a time when those assets may be difficult to sell or can be sold only at a loss. Any of these events may cause you to lose money.

Yield risk. Each fund invests in short-term money market instruments. As a result, the amount of income received by a fund will go up or down depending on variations in short-term interest rates. Investing in high quality, short-term instruments may result in a lower yield (the income on your investment) than investing in lower quality or longer-term instruments. When interest rates are very low, a fund’s expenses could absorb all or a significant portion of the fund’s income, and, if a fund’s expenses exceed the fund’s income, the fund’s share price could decline. If interest rates increase, a fund’s yield may not increase proportionately. For example, each fund’s manager may discontinue any temporary voluntary fee limitation or recoup amounts previously waived and/or reimbursed.

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More on the funds’ investment strategies, investments and risks cont’d

A money market fund is also required to maintain liquidity levels based on the characteristics and anticipated liquidity needs of its shareholders. A fund with greater liquidity needs may have a lower yield than money market funds with a different shareholder base. The implementation of the new requirements recently adopted for money market funds may have a negative effect on the fund’s yield.

Risk of increase in expenses. Your actual costs of investing in a fund may be higher than the expenses shown in “Annual fund operating expenses” for a variety of reasons. For example, expense ratios may be higher than those shown if average net assets decrease, as a result of redemptions or otherwise, or if a fee limitation is changed or terminated.

Structured securities risk. The value of a structured security depends on the value of the underlying assets and the terms of the particular security. Investment by a fund in certain structured securities may have the effect of increasing the fund’s exposure to interest rate, market or credit risk, even if they are not primarily intended for these purposes. Structured securities may behave in ways not anticipated by the fund, and they raise certain tax, legal, regulatory and accounting issues that may not be presented by direct investments in the underlying assets. These issues could be resolved in a manner that could hurt the performance of the fund.

Risks associated with concentration in the banking industry. Each fund may invest a significant portion of its assets in obligations that are issued or backed by U.S. and non-U.S. banks. This means that an investment in a fund may be particularly susceptible to adverse events affecting banks and the financial services sector worldwide. Banks depend upon being able to obtain funds at reasonable costs and upon liquidity in the capital and credit markets to finance their lending and other operations. This makes them sensitive to changes in money market and general economic conditions. Banks are highly regulated. Decisions by regulators may limit the loans banks make and the interest rates and fees they charge, and may reduce bank profitability. The ongoing global financial crisis has severely affected many banks. When a bank’s borrowers get into financial trouble, their failure to repay the bank will adversely affect the bank’s financial situation. Banks have been particularly hard hit by problems in the real estate industry including defaults by borrowers and litigation relating to mortgage banking practices. Other bank activities such as investments in derivatives and foreign exchange practices also have caused losses. Governmental entities have in the past provided support to certain financial institutions, but there is no assurance they will continue to do so. Some of the entities backing fund investments may be non-U.S. institutions and, therefore, an investment in a fund may involve foreign investments risk.

Asset-backed securities risk. The value of asset-backed securities may be affected by changes in credit quality or value of the assets that support the securities as well as by changes in the credit risk of the servicing agent for the pool, the originator of the loans or receivables or the financial institution providing credit support, if any. In addition, the ability of an issuer of asset-backed securities to enforce its security interest in the underlying assets or to otherwise recover from the underlying obligor in the event of default may be limited and the liquidation value of the underlying assets may be inadequate to pay any unpaid principal or interest. Asset-backed securities are also sensitive to changes in interest rates which may increase prepayments or extend the duration of the securities.

Risks relating to investments in municipal securities. Issuers of municipal securities tend to derive a significant portion of their revenue from taxes, particularly property and income taxes, and decreases in personal income levels and property values and other unfavorable economic factors, such as a general economic recession, adversely affect municipal securities. Municipal issuers may also be adversely affected by rising health care costs, increasing unfunded pension liabilities and by the phasing out of federal programs providing financial support. Where municipal securities are issued to finance particular projects, such as those relating to education, health care, transportation, and utilities, issuers often depend on revenues from those projects to make principal and interest payments. Adverse conditions and developments in those sectors can result in lower revenues to issuers of municipal securities, potentially resulting in defaults, and can also have an adverse effect on the broader municipal securities market.

There may be less public information available on municipal issuers or projects than other issuers, and valuing municipal securities may be more difficult. In addition, the secondary market for municipal securities is less well developed and liquid than other markets, and dealers may be less willing to offer and sell municipal securities in times of market turbulence. Changes in the financial condition of one or more individual municipal issuers (or one or more insurers of municipal issuers), or one or more defaults by municipal issuers or insurers, can adversely affect liquidity and valuations in the overall market for municipal securities. The value of municipal securities can also be adversely affected by regulatory and political developments affecting the ability of municipal issuers to pay interest or repay principal, actual or anticipated tax law changes or other legislative actions, and by uncertainties and public perceptions concerning these and other factors. In recent periods an increasing number of municipal issuers have defaulted on obligations, been downgraded or commenced insolvency proceedings. Financial difficulties of municipal issuers may continue or worsen.

Foreign investments risk. A fund’s investments in securities of foreign issuers or issuers with significant exposure to foreign markets involve additional risk. Foreign countries in which a fund may invest may have markets that are less liquid, less regulated and more volatile than U.S. markets. The value of a fund’s investments may decline because of factors affecting the particular issuer as well as foreign markets and issuers generally, such as unfavorable or unsuccessful government actions, reduction of government or central bank support and political or financial instability. Lack of information may also affect the value of these securities.

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The value of a fund’s foreign investments may also be affected by foreign tax laws, special U.S. tax considerations and restrictions on receiving the investment proceeds from a foreign country. Dividends or interest on, or proceeds from the sale or disposition of, foreign securities may be subject to non-U.S. withholding or other taxes.

In some foreign countries, less information is available about issuers and markets because of less rigorous accounting and regulatory standards than in the United States. It may be difficult for a fund to pursue claims against a foreign issuer in the courts of a foreign country. Some securities issued by non-U.S. governments or their subdivisions, agencies and instrumentalities may not be backed by the full faith and credit of such governments. Even where a security is backed by the full faith and credit of a government, it may be difficult for a fund to pursue its rights against the government. Some non-U.S. governments have defaulted on principal and interest payments, and more may do so. In certain foreign markets, settlement and clearance procedures may result in delays in payment for or delivery of securities not typically associated with settlement and clearance of U.S. investments.

Prepayment or call risk. Many issuers have a right to prepay their securities. Issuers may be more likely to prepay the securities if interest rates fall. If this happens, a fund will be forced to reinvest prepayment proceeds at a time when yields on securities available in the market are lower than the yield on prepaid securities.

Extension risk. When interest rates rise, repayments of fixed income securities, particularly asset-backed securities, may occur more slowly than anticipated, extending the effective duration of these fixed income securities at below market interest rates and causing their market prices to decline more than they would have declined due to the rise in interest rates alone.

Portfolio management risk. The value of your investment may decrease if the subadviser’s judgment about the quality, relative yield, value or market trends affecting a particular security, industry, sector or region, or about interest rates is incorrect, or if there are imperfections, errors or limitations in the tools and data used by the subadviser. In addition, a fund’s investment strategies or policies may change from time to time. Those changes may not lead to the results intended by the subadviser and could have an adverse effect on the value or performance of a fund.

Liquidity risk. Liquidity risk exists when particular investments are impossible or difficult to sell. Although most of the funds’ investments must be liquid at the time of investment, investments may become illiquid after purchase by a fund, particularly during periods of market turmoil. Markets may become illiquid when, for instance, there are few, if any, interested buyers or sellers or when dealers are unwilling or unable to make a market for certain securities. As a general matter, dealers recently have been less willing to make markets for fixed income securities. When a fund holds illiquid investments, the portfolio may be harder to value, especially in changing markets, and if a fund is forced to sell these investments to meet redemption requests or for other cash needs, the fund may suffer a loss. A fund may experience heavy redemptions that could cause the fund to liquidate its assets at inopportune times or at a loss or depressed value, which could cause the value of your investment to decline. In addition, when there is illiquidity in the market for certain investments, a fund, due to limitations on illiquid investments, may be unable to achieve its desired level of exposure to a certain sector. Further, certain securities, once sold, may not settle for an extended period. A fund will not receive its sales proceeds until that time, which may constrain the fund’s ability to meet its obligations (including obligations to redeeming shareholders). If a fund’s weekly liquid assets fall below certain designated thresholds, such fund may impose a fee of up to 2% on redemptions from the fund or temporarily restrict redemptions from the fund for up to 10 business days in any given 90 day period.

Valuation risk. The sales price a fund could receive for any particular portfolio investment may differ from the fund’s valuation of the investment, particularly for securities that trade in thin or volatile markets or that are valued using a fair value methodology. Investors who purchase or redeem fund shares on days when the fund is holding fair-valued securities may receive fewer or more shares or lower or higher redemption proceeds than they would have received if the fund had not fair-valued securities or had used a different valuation methodology. A fund’s ability to value its investments may also be impacted by technological issues and/or errors by pricing services or other third party service providers.

Redemption risk. A fund may experience periods of heavy redemptions that could cause the fund to liquidate its assets at inopportune times or at a loss or depressed value, particularly during periods of declining or illiquid markets. Redemption risk is greater to the extent that a fund has investors with large shareholdings, short investment horizons, or unpredictable cash flow needs. In addition, redemption risk is heightened during periods of overall market turmoil. The redemption by one or more large shareholders of their holdings in a fund could hurt performance and/or cause the remaining shareholders in the fund to lose money. Further, if one decision maker has control of fund shares owned by separate fund shareholders, including clients or affiliates of the fund’s investment manager, redemptions by these shareholders may further increase the fund’s redemption risk. If a fund is forced to liquidate its assets under unfavorable conditions or at inopportune times, the fund’s share price could decline. In addition, a fund may impose a fee or suspend redemptions under certain conditions.

Risk relating to investments by other funds. Other funds, including affiliated funds, may invest in a fund. From time to time, a fund may experience relatively large redemptions or investments from these funds as a result of their rebalancing their portfolios or for other reasons. In the event of such redemptions or investments, a fund could be required to sell securities or to invest cash at a time when it is not advantageous to do so.

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More on the funds’ investment strategies, investments and risks cont’d

Operational risk. Your ability to transact with a fund or the valuation of your investment may be negatively impacted because of the operational risks arising from factors such as processing errors and human errors, inadequate or failed internal or external processes, failures in systems and technology, changes in personnel, and errors caused by third party service providers or trading counterparties. It is not possible to identify all of the operational risks that may affect a fund or to develop processes and controls that completely eliminate or mitigate the occurrence of such failures. A fund and its shareholders could be negatively impacted as a result.

Cybersecurity risk. Cybersecurity incidents may allow an unauthorized party to gain access to fund assets, customer data (including private shareholder information), or proprietary information, or cause a fund, the manager, the subadviser and/or its service providers (including, but not limited to, fund accountants, custodians, sub-custodians, transfer agents and financial intermediaries) to suffer data breaches, data corruption or lose operational functionality.

Please note that there are other factors that could adversely affect your investment and that could prevent a fund from achieving its investment objective. More information about risks appears in the SAI. Before investing, you should carefully consider the risks that you will assume.

Portfolio holdings

A description of the funds’ policies and procedures with respect to the disclosure of portfolio securities is available in the SAI. Each fund intends to make complete portfolio holdings information as of the last business day of each month available at www.leggmason.com/moneymarketfunds (click on the name of the fund) no later than five business days after month-end. Monthly portfolio holdings information will be available on the fund’s website for at least six months after posting.

For information about a fund, please visit the fund’s website, www.leggmason.com/moneymarketfunds, and click on the name of the fund.

20	Western Asset Money Market Funds

More on fund management

Legg Mason Partners Fund Advisor, LLC (“LMPFA”) is each fund’s investment manager. LMPFA, with offices at 620 Eighth Avenue, New York, New York 10018, also serves as the investment manager of other Legg Mason-sponsored funds. LMPFA provides administrative and certain oversight services to the funds. As of September 30, 2016, LMPFA’s total assets under management were approximately $177.6 billion.

Western Asset Management Company (“Western Asset”) provides the day-to-day portfolio management of each fund as subadviser. Western Asset, established in 1971, has offices at 385 East Colorado Boulevard, Pasadena, California 91101 and 620 Eighth Avenue, New York, New York 10018. Western Asset acts as investment adviser to institutional accounts, such as corporate pension plans, mutual funds and endowment funds. As of September 30, 2016, the total assets under management of Western Asset and its supervised affiliates were approximately $437.5 billion.

LMPFA pays the subadviser a portion of the management fee that it receives from each fund. The funds do not pay any additional advisory or other fees for advisory services provided by Western Asset.

LMPFA and Western Asset are wholly-owned subsidiaries of Legg Mason, Inc. (“Legg Mason”). Legg Mason, whose principal executive offices are at 100 International Drive, Baltimore, Maryland 21202, is a global asset management company. As of September 30, 2016, Legg Mason’s asset management operations, including Western Asset and its supervised affiliates, had aggregate assets under management of approximately $732.9 billion.

Management fee

Each of Institutional Liquid Reserves and Institutional Cash Reserves pays a management fee at an annual rate that decreases as assets increase, as follows: 0.200% on assets up to $5 billion; 0.175% on assets over $5 billion, up to and including $10 billion; and 0.150% on assets over $10 billion.

For the fiscal year ended August 31, 2016, each fund paid LMPFA an effective management fee equal to the following percentages of the fund’s average daily net assets for management services:

Fund	Fee rate (%)
Institutional Liquid Reserves	0.11
Institutional Cash Reserves	0.10

A discussion regarding the basis for the Board’s approval of each fund’s management agreement and subadvisory agreement is available in that fund’s Semi-Annual Report for the period ended February 29, 2016.

Expense limitation

The manager has agreed to waive fees and/or reimburse operating expenses (other than interest, brokerage, taxes, extraordinary expenses and acquired fund fees and expenses) so that the total annual operating expenses for Institutional Shares will not exceed the following percentages of the class’ average daily net assets, subject to recapture as described below:

Fund	Limit (%)
Institutional Liquid Reserves	0.20
Institutional Cash Reserves	0.20

These arrangements are expected to continue until December 31, 2018, may be terminated prior to that date by agreement of the manager and the Board, and may be terminated at any time after that date by the manager. Additional amounts may be voluntarily waived and/or reimbursed from time to time. The manager is also permitted to recapture amounts waived and/or reimbursed to a class during the same fiscal year if the class’ total annual operating expenses have fallen to a level below the limit described above. In no case will the manager recapture any amount that would result, on any particular business day of a fund, in the class’ total annual operating expenses exceeding the applicable limit described above, or any other lower limit then in effect.

Additional information

Each fund enters into contractual arrangements with various parties, including, among others, the fund’s investment manager and subadviser, who provide services to the fund. Shareholders are not parties to, or intended (or “third-party”) beneficiaries of those contractual arrangements.

This Prospectus and the SAI provide information concerning each fund that you should consider in determining whether to purchase shares of a fund. A fund may make changes to this information from time to time. Neither this Prospectus nor the SAI is intended to give rise to any contract rights or other rights in any shareholder, other than any rights conferred explicitly by federal or state securities laws that may not be waived.

Recordkeeping fees

Each fund is authorized to pay fees for recordkeeping services to Service Agents. As a result, operating expenses of classes that incur new or additional recordkeeping fees may increase over time.

Western Asset Money Market Funds	21

More on fund management cont’d

Distribution

Legg Mason Investor Services, LLC (“LMIS”), a wholly-owned broker/dealer subsidiary of Legg Mason, serves as each fund’s sole and exclusive distributor.

Additional payments

The distributor, the manager and/or their affiliates make payments for distribution, shareholder servicing, marketing and promotional activities and related expenses out of their profits and other available sources, including profits from their relationships with the funds. These payments are not reflected as additional expenses in the fee tables contained in this Prospectus. The recipients of these payments may include the funds’ distributor and affiliates of the manager, as well as non-affiliated broker/dealers, insurance companies, financial institutions and other financial intermediaries through which investors may purchase or hold shares of a fund, including your financial intermediary. The total amount of these payments is substantial, may be substantial to any given recipient and may exceed the costs and expenses incurred by the recipient for any fund-related marketing or shareholder servicing activities. The payments described in this paragraph are often referred to as “revenue sharing payments.” Revenue sharing arrangements are separately negotiated between the distributor, the manager and/or their affiliates, and the recipients of these payments.

Revenue sharing payments create an incentive for an intermediary or its employees or associated persons to recommend or sell shares of a fund to you. Contact your financial intermediary for details about revenue sharing payments it receives or may receive. Additional information about revenue sharing payments is available in the SAI. Revenue sharing payments, as well as payments under the shareholder services and distribution plan (where applicable), also benefit the manager, the distributor and their affiliates to the extent the payments result in more assets being invested in a fund on which fees are being charged.

22	Western Asset Money Market Funds

Buying shares

Shares of the funds are offered continuously and purchases may be made on any day the funds are open for business, as described under “Share price/Fund business days” below.

Each fund may offer one or more additional classes of shares. Only Institutional Shares are offered through this Prospectus.

You may buy shares:

•

Through banks, brokers, dealers, insurance companies, investment advisers, financial consultants or advisers, mutual fund supermarkets and other financial intermediaries that have entered into an agreement with the distributor to sell shares of the funds (each called a “Service Agent”)

•	Directly from a fund

Please note that Institutional Shares are not available to individual investors, except for individual investors buying directly from a fund.

Your Service Agent may provide shareholder services that differ from the services provided by other Service Agents. Services provided by your Service Agent may vary by class. You should ask your Service Agent to explain the shareholder services it provides for each class and the compensation it receives in connection with each class. Remember that your Service Agent may receive different compensation depending on the share class in which you invest.

Your Service Agent may not offer all classes of shares. You should contact your Service Agent for further information.

Generally

You may buy shares of a fund on any day that a fund is open for business, as described under “Share price/Fund business days.” Shares are sold at their net asset value next determined after receipt by the transfer agent of your purchase request in good order. Shares of a fund may only be purchased by the wiring of federal funds.

A fund may not be available for sale in certain states. Prospective investors should inquire as to whether a fund is available for sale in their state of residence.

You must provide the following information for your order to be processed:

•    Name of fund being bought

•   Class of shares being bought

•    Dollar amount or number of shares being bought

•   Account number (if existing account)

Through a Service Agent

You should contact your Service Agent to open an account and make arrangements to buy shares. You must contact your Service Agent to arrange for the wiring of federal funds.

Your Service Agent may charge an annual account maintenance fee.

All orders through a Service Agent are processed at the net asset value next calculated by the fund following receipt by the fund’s transfer agent of your purchase request in good order. It is your Service Agent’s responsibility to transmit orders to the fund’s transfer agent in a timely fashion.

Through a fund

Investors should contact the funds at 1-877-721-1926 or 1-203-703-6002 to open an account and make arrangements to buy shares.

You must contact the funds at 1-877-721-1926 or 1-203-703-6002 to arrange for the wiring of federal funds.

For initial purchases, complete and send your account application to a fund as follows:

Regular Mail:

Western Asset Money Market Funds

P.O. Box 55083

Boston, MA 02205-5083

Express, Certified or Registered Mail:

Western Asset Money Market Funds

c/o Boston Financial Data Services

30 Dan Road

Canton, MA 02021-2809

Western Asset Money Market Funds	23

Buying shares cont’d

If a fund does not receive your purchase wire by the close of the Federal Reserve wire transfer system on the day you placed your order, your order will be canceled and you could be liable for any losses or fees incurred by the fund or its agents.

Purchase requests placed by telephone during the fund service desk’s hours of operation and received in good order will be accepted for processing at the net asset value next determined. The fund service desk’s normal hours of operations are between 7:30 a.m. and 5:30 p.m. (Eastern time) each fund business day.

When shares begin to earn dividends

If your order for a purchase to be made in federal funds is received by a fund in good order prior to the fund’s close of business on a fund business day, shares purchased will normally be entitled to receive dividends declared on that day and orders received after the fund’s close of business on a fund business day will normally begin to earn dividends on the following business day.

If you are purchasing through a Service Agent, you should check with your Service Agent to determine when your purchase order will be effective.

Your account statement will have more information on who to contact if you want to buy or redeem shares, or you can contact your fund between 7:30 a.m. and 5:30 p.m. (Eastern time) at 1-877-721-1926 or 1-203-703-6002.

24	Western Asset Money Market Funds

Exchanging shares

Generally	There are currently no exchange privileges in effect with respect to either fund.

Western Asset Money Market Funds	25

Redeeming shares

Generally

You may redeem shares of a fund on any day that the fund is open for business, as described under “Share price/Fund business days” below. Shares are redeemed at their net asset value next determined after receipt by the transfer agent of your redemption request in good order. However, each fund may impose a liquidity fee or temporarily restrict redemptions from the fund under certain circumstances, as set forth below under “Redemption Fees and Gates.”

If the shares are held by a fiduciary or corporation, partnership or similar entity, other documents may be required.

Contact your Service Agent or, if you hold shares directly with a fund, call the fund at 1-877-721-1926 or 1-203-703-6002 to redeem shares of the fund.

Redemption proceeds

If your request is received in good order by the transfer agent prior to the time the fund makes its final net asset value calculation on any day the fund is open for business (normally 3:00 p.m. (Eastern time)), your redemption proceeds normally will be sent that day, but in any event within seven days.

You generally are entitled to receive dividends on fund shares through the day prior to the day on which your proceeds are sent to you.

Your redemption proceeds may be delayed, or your right to receive redemption proceeds suspended, if the New York Stock Exchange (“NYSE”) is closed (other than on weekends or holidays) or trading is restricted, if an emergency exists, or otherwise as permitted by the rules of or by the order of the Securities and Exchange Commission (“SEC”).

If you hold your shares through a Service Agent, your Service Agent may have its own earlier deadlines for the receipt of a redemption request. All orders through a Service Agent are processed at the net asset value next calculated by the fund following receipt by the fund’s transfer agent of your redemption request in good order. It is your Service Agent’s responsibility to transmit orders to the fund’s transfer agent in a timely fashion. Your sale or redemption proceeds will be sent by federal wire to your Service Agent. You should check with your Service Agent to determine when your proceeds will be available to you.

If you hold your shares through a fund, redemption proceeds will be sent by federal wire to the bank account you have designated on your application form or other written authorization. To change the bank account designated to receive wire transfers, you will be required to deliver a new written authorization and may be asked to provide other documents. You may be charged a fee on a wire transfer.

The funds reserve the right to pay redemption proceeds by giving you securities instead of cash. You may pay transaction costs to dispose of the securities, and you may receive less than the price at which they were valued for purposes of the redemption.

By mail

Contact your Service Agent or, if you hold shares directly with a fund, write to the fund as follows:

Regular Mail:

Western Asset Money Market Funds

P.O. Box 55083

Boston, MA 02205-5083

Express, Certified or Registered Mail:

Western Asset Money Market Funds

c/o Boston Financial Data Services

30 Dan Road

Canton, MA 02021-2809

Your written request must provide the following:

•    The fund name, the class of shares being redeemed and your account number

•   The dollar amount or number of shares being redeemed

•    Signature of each owner exactly as the account is registered

•   Signature guarantees, as applicable (see “Other things to know about transactions”)

26	Western Asset Money Market Funds

By telephone

If your account application permits, you may be eligible to redeem shares by telephone. Contact your Service Agent or, if you hold shares directly with a fund, call the fund at 1-877-721-1926 or 1-203-703-6002.

Please have the following information ready when you place your redemption request:

•    Name of fund being redeemed

•   Class of shares being redeemed

•    Account number

If you hold your shares directly with a fund and your telephonic redemption request is placed with the fund service desk during the fund service desk’s hours of operation and received in good order, your request will be accepted for processing at the net asset value next determined. The fund service desk’s normal hours of operations are between 7:30 a.m. and 5:30 p.m. (Eastern time) each fund business day.

Redemption Fees and Gates

Each fund may impose a liquidity fee of up to 2% on redemptions from the fund or temporarily restrict redemptions from the fund for up to 10 business days in any given 90 day period (a “redemption gate”) in the event that such fund’s weekly liquid assets fall below the following thresholds:

•    30% weekly liquid assets[1]—if a fund’s weekly liquid assets fall below 30% of the fund’s total assets, and the Board of Trustees of the fund determines that it is in the best interests of the fund, the fund may, as early as the same day, impose a liquidity fee of not more than 2% of the amount redeemed or a redemption gate that temporarily suspends the right of redemption.

•   10% weekly liquid assets—if a fund’s weekly liquid assets fall below 10% of the fund’s total assets, the fund will impose at the beginning of the next business day, a liquidity fee of 1% of the amount redeemed, unless the Board of Trustees of the fund determines that imposing such a fee would not be in the best interests of the fund or determines that a lower or higher fee (not to exceed 2%) would be in the best interests of the fund.

If a fund imposes a redemption gate, the fund and the fund’s authorized agent or intermediary will not accept redemption orders until the fund has notified shareholders that the redemption gate has been lifted. Any redemption orders submitted while a redemption gate is in effect will be cancelled without further notice. Pending redemption orders may be affected if a fund imposes a redemption gate. If you still wish to redeem shares once the redemption gate has been lifted, you will need to submit a new redemption request to the fund or the fund’s authorized agent or intermediary.

Liquidity fees and redemption gates may be terminated at any time at the judgment of the Board of Trustees. In addition, liquidity fees and redemption gates will terminate at the beginning of the next business day once the fund has invested 30% or more of its total assets in weekly liquid assets. A fund may only suspend redemptions for up to 10 business days in any 90-day period.

A liquidity fee imposed by a fund will reduce the amount you will receive upon the redemption of your shares, and could cause you to recognize a capital loss or could decrease the capital gain or increase the capital loss you would otherwise recognize. Liquidity fees would be retained by the fund. Pending redemption orders may be affected if a fund imposes a liquidity fee.

Any announcement regarding the imposition of a liquidity fee or redemption gate, or the termination of a liquidity fee or a redemption gate, will be available on the fund’s website below and will be filed with the Securities and Exchange Commission.

Institutional Liquid Reserves	https://www.leggmason.com/en-us/products/money-markets/western-asset-institutional-liquid-reserves.html
Institutional Cash Reserves	https://www.leggmason.com/en-us/products/money-markets/western-asset-institutional-cash-reserves.html

If a fund’s weekly liquid assets fall below 10% of the fund’s total assets, the fund reserves the right to permanently suspend redemptions and liquidate if the Board of Trustees of the fund determines that it is not in the best interests of the fund to continue operating.

Additional information regarding redemption fees and gates is included in the SAI.

Your account statement will have more information on who to contact if you want to buy or redeem shares, or you can contact your fund between 7:30 a.m. and 5:30 p.m. (Eastern time) at 1-877-721-1926 or 1-203-703-6002.

[1]

“Weekly liquid assets” include (i) cash; (ii) direct obligations of the U.S. Government; (iii) Government securities issued by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States, that are issued at a discount to the principal amount to be repaid at maturity without the provision for the payment of interest and have a remaining maturity of 60 days or less; (iv) securities that will mature or are subject to a demand feature that is exercisable and payable within five business days; and (v) amounts receivable and due unconditionally within five business days on pending sales of portfolio securities.

Western Asset Money Market Funds	27

Other things to know about transactions

When you buy or redeem shares, your request must be in good order. This means you have provided the following information, without which your request may not be processed:

•	Name of the fund

•	Your account number

•	In the case of a purchase, the class of shares being bought

•	In the case of a redemption, the class of shares being redeemed (if you own more than one class)

•	Dollar amount or number of shares being bought or redeemed

•	In certain circumstances, the signature of each owner exactly as the account is registered (see “Redeeming shares”)

In certain circumstances, such as during periods of market volatility, severe weather and emergencies, shareholders may experience difficulties placing redemption orders by telephone. In that case, shareholders should consider using a fund’s other redemption procedures described under “Redeeming shares.”

The transfer agent or the funds will employ reasonable procedures to confirm that any telephone redemption request is genuine, which may include recording calls, asking the caller to provide certain personal identification information, sending you a written confirmation or requiring other confirmation procedures from time to time. If these procedures are followed, neither a fund nor its agents will bear any liability for these transactions, subject to applicable law.

Each fund has the right to:

•	Suspend the offering of shares

•	Waive or change minimum initial and additional investment amounts

•	Reject any purchase order

•	Suspend telephone transactions

•	Suspend or postpone redemptions of shares on any day when trading on the NYSE is restricted or as otherwise permitted by the SEC

•	Impose fees or gates on redemptions as permitted or required by Rule 2a-7 under the 1940 Act

•	Close your account after a period of inactivity, as determined by state law, and transfer your shares to the appropriate state

For your protection, the funds or your Service Agent may request additional information in connection with large redemptions, unusual activity in your account, or otherwise to ensure your redemption request is in good order. Please contact your Service Agent or the funds for more information.

Medallion signature guarantees

To be in good order, your redemption request must include a Medallion signature guarantee if you:

•	Are redeeming shares and sending the proceeds to an address or bank not currently on file

•	Changed your account registration or your address within 30 days

•	Are transferring the redemption proceeds to an account with a different registration

A Medallion signature guarantee may also be required if you:

•	Are making changes to the account registration after the account has been opened; and

•	Are transferring shares to an account in another Legg Mason fund with a different account registration

When a Medallion signature guarantee is called for, the shareholder should have a Medallion signature guarantee stamped under his or her signature. You can obtain a signature guarantee from most banks, dealers, brokers, credit unions and federal savings and loan institutions, national securities exchanges, registered securities associations and clearing agencies (each an “Eligible Guarantor Institution”), but not from a notary public. The fund and its agents reserve the right to reject any Medallion signature guarantee pursuant to written signature guarantee standards or procedures, which may be revised in the future to permit them to reject Medallion signature guarantees from Eligible Guarantor Institutions. The fund may change the signature guarantee requirements from time to time without prior notice to shareholders.

Restrictions on the availability of the funds outside the United States

The distribution of this Prospectus and the offering of shares of the funds are restricted in certain jurisdictions. This Prospectus is not an offer or solicitation in any jurisdiction where such offer or solicitation is unlawful, where the person making an offer or solicitation is not authorized to make it or a person receiving an offer or solicitation may not lawfully receive it or may not lawfully invest in the funds. Investors should inform themselves as to the legal requirements within their own country before investing in the funds.

28	Western Asset Money Market Funds

This Prospectus, and the offer of shares hereunder, are not directed at persons outside the United States. In particular, a fund is not intended to be marketed to prospective investors in any member state of the European Union, Iceland, Liechtenstein or Norway (collectively, the “European Economic Area” or “EEA”). No notification or application has been made to the competent authority of any member state of the EEA under the Alternative Investment Fund Managers Directive (or any applicable legislation or regulations made thereunder) to market a fund to investors in the EEA and it is not intended that any such notification or application shall be made.

U.S. citizens with addresses in the United States, and non-U.S. citizens who reside in the United States and have U.S. addresses, are permitted to establish accounts with a fund. For these purposes, the “United States” and “U.S.” include U.S. territories.

A fund generally does not permit persons who do not reside in the United States or who do not have U.S. addresses to establish accounts. Therefore, U.S. citizens residing in foreign countries, as well as non-U.S. citizens residing in foreign countries, generally will not be permitted to establish accounts with a fund.

Please see “United Kingdom investors” below for information regarding United Kingdom investors in Institutional Cash Reserves.

For further information, you or your Service Agent may contact the fund at 877-721-1926 or 203-703-6002.

Anti-money laundering

Federal anti-money laundering regulations require all financial institutions to obtain, verify and record information that identifies each person who opens an account. When you sign your account application, you may be asked to provide additional information in order for a fund to verify your identity in accordance with these regulations. Accounts may be restricted and/or closed, and the monies withheld, pending verification of this information or as otherwise required under these and other federal regulations.

Small account balances/Mandatory redemptions

Each fund reserves the right to ask you to bring your account up to a minimum investment amount determined by your Service Agent if the aggregate value of the fund shares in your account is less than $500 for any reason (including solely due to declines in net asset value and/or failure to invest at least $500 within a reasonable period). You will be notified in writing and will have 60 days to make an additional investment to bring your account value up to the required level. If you choose not to do so within this 60-day period, the fund may close your account and send you the redemption proceeds. If your share class is no longer offered, you may not be able to bring your account up to the minimum investment amount. Some shareholders who hold accounts in multiple classes of the same fund may have those accounts aggregated for the purposes of these calculations. If your account is closed, you will not be eligible to have your account reinstated without imposition of any sales charges that may apply to your new purchase. Please contact your Service Agent for more information. Any redemption of fund shares may result in tax consequences to you (see “Taxes” for more information). Each fund may, with prior notice, change the minimum size of accounts subject to mandatory redemption, which may vary by class, or implement fees for small accounts.

Subject to applicable law, a fund may, with prior notice, adopt other policies from time to time requiring mandatory redemption of shares in certain circumstances.

For more information, please contact your Service Agent or the funds, or consult the SAI.

Frequent trading of fund shares

Money market funds are often used by investors for short-term investments, in place of bank checking or saving accounts, or for cash management purposes. Investors value the ability to add and withdraw their funds quickly, without restriction. For this reason the funds’ Board has not adopted policies and procedures, or imposed restrictions such as minimum holding periods, in order to deter frequent purchases and redemptions of money market fund shares. The Board also believes that money market funds, such as the funds, are not typically targets of abusive trading practices. However, some investors may seek to take advantage of a short-term disparity between a fund’s yield and current market yields, which could have the effect of reducing the fund’s yield. In addition, frequent purchases and redemptions of fund shares could increase a fund’s portfolio transaction costs and may interfere with the efficient management of the fund’s portfolio, which could detract from the fund’s performance.

Record ownership

If you hold shares through a Service Agent, your Service Agent may establish and maintain your account and be the shareholder of record. In the event that a fund holds a shareholder meeting, your Service Agent, as record holder, will be entitled to vote your shares and may seek voting instructions from you. If you do not give your Service Agent voting instructions, your Service Agent, under certain circumstances, may nonetheless be entitled to vote your shares.

Western Asset Money Market Funds	29

Other things to know about transactions cont’d

United Kingdom investors (Institutional Cash Reserves only)

As noted elsewhere in this prospectus, the fund generally will not permit non-resident aliens with non-U.S. addresses to establish accounts with the fund. However, certain U.S. financial institutions that invest for the benefit of certain U.K. based institutional investors may be permitted to invest in the fund. The Facilities Agent for the fund is Western Asset Management Company Limited. The principal place of business of the Facilities Agent in the U.K. is 10 Exchange Square, Primrose Street, London EC2A 2EN.

The fund has received an order from the U.K. Financial Conduct Authority granting recognition under the U.K. Financial Services and Markets Act 2000. U.K. investors may obtain copies of the fund’s current Prospectus, Declaration of Trust (including amendments thereto), and Annual and Semi-Annual Reports to Shareholders from the Facilities Agent. U.K. investors may also obtain information about the price of shares in the fund and how a shareholder may arrange for the redemption of shares in the fund and for payment for these shares.

U.K. investors may submit complaints to the U.K. Facilities Agent at its address in the U.K. which will be forwarded to the manager of the fund or they may submit complaints about the operation of the fund to the U.K. Financial Conduct Authority. Investors in the fund are not covered by the U.K. Financial Services Compensation Scheme.

30	Western Asset Money Market Funds

Dividends, other distributions and taxes

Dividends and other distributions

Each fund calculates its net income and declares dividends each business day when it makes its final net asset value calculation. See “Buying shares” above for information about when recently purchased shares begin to earn dividends and “Redeeming shares” above for information about when shares redeemed cease to earn dividends. Dividends are distributed once a month, on or before the last business day of the month.

You can elect to receive dividends and/or other distributions in cash.

Unless you elect to receive dividends and/or other distributions in cash, your dividends and capital gain distributions will be automatically reinvested in shares of the same class you hold, at the net asset value determined on the reinvestment date.

If you hold shares directly with a fund and you elect to receive dividends and/or distributions in cash, you have the option to receive such dividends and/or distributions via a direct deposit to your bank account or, provided that the dividend and/or distribution is $10.00 or more, by check. If you choose to receive dividends and/or distributions via check, amounts less than $10.00 will automatically be reinvested in fund shares as described above.

If you do not want dividends and/or distributions in amounts less than $10.00 to be reinvested in fund shares, you must elect to receive dividends and distributions via a direct deposit to your bank account.

The Board reserves the right to revise the dividend policy or postpone the payment of dividends if warranted in the Board’s judgment due to unusual circumstances.

Taxes

The following discussion is very general, applies only to shareholders who are U.S. persons, and does not address shareholders subject to special rules, such as those who hold fund shares through an IRA, 401(k) plan or other tax-advantaged account. Except as specifically noted, the discussion is limited to federal income tax matters, and does not address state, local, foreign or non-income taxes. Further information regarding taxes, including certain federal income tax considerations relevant to non-U.S. persons, is included in the SAI. Because each shareholder’s circumstances are different and special tax rules may apply, you should consult your tax adviser about federal, state, local and/or foreign tax considerations that may be relevant to your particular situation.

You normally will have to pay federal income tax on any dividends and other distributions you receive from a fund, whether the distributions are paid in cash or additional shares. Distributions of net capital gain (the excess of net long-term capital gain over net short-term capital loss) that are reported by a fund as capital gain dividends are taxable to you as long-term capital gain regardless of how long you have owned your shares. Other distributions are generally taxable as ordinary dividends. The funds do not expect any distributions to be treated as qualified dividend income, which for noncorporate shareholders may be taxed at reduced rates.

If you redeem shares, it is generally a taxable event.

You may elect the “NAV method” for computing gains and losses from redemptions. Under the NAV method, rather than computing gain or loss separately for each taxable disposition of fund shares, you would determine gain or loss on an aggregate basis for each “computation period” (which could be a taxable year or certain shorter periods within a taxable year). Gain or loss under the NAV method would be based on the change in the aggregate value of your shares during the applicable period (or, for the first period in which the NAV method applies, the difference between the aggregate value at the end of the period and the adjusted tax basis at the beginning of the period), reduced by your purchases of fund shares and increased by the proceeds of redemptions of fund shares during that period. Under the NAV method, if you hold your shares as a capital asset, any resulting net gain or loss would be treated as short-term capital gain or loss. If you hold shares in a fund through more than one account, you must treat your holdings in each such account as a separate fund for purposes of applying the NAV method. If you do not elect the NAV method, any capital gain or loss will generally be long-term capital gain or loss if you held your shares for more than one year and short-term capital gain or loss if you held the shares for one year or less. Any such loss will be disallowed to the extent your fund shares are replaced, including replacement through the reinvesting of dividends and capital gains distributions in the fund, within a 61-day period beginning 30 days before and ending 30 days after the disposition of the shares. In such a case, the basis of the shares you acquired will be increased to reflect the disallowed loss.

There is uncertainty with respect to the tax treatment of liquidity fees received by a fund. The tax treatment of liquidity fees may be the subject of future guidance issued by the Internal Revenue Service. The imposition of a liquidity fee on your redemption of fund shares could cause you to recognize a loss or could decrease the gain or increase the loss you would otherwise recognize. Although there is no definitive guidance, any liquidity fees received by a fund may result in distributions or gains that would be taxable to the fund’s shareholders.

A Medicare contribution tax is imposed at the rate of 3.8% on net investment income of U.S. individuals with income exceeding specified thresholds, and on undistributed net investment income of certain estates and trusts. Net investment income generally includes for this purpose dividends and capital gain distributions, if any, paid by a fund.

Western Asset Money Market Funds	31

Dividends, other distributions and taxes cont’d

A dividend declared by a fund in October, November or December and paid during January of the following year will, in certain circumstances, be treated as paid in December for tax purposes.

If a fund meets certain requirements with respect to its holdings, it may elect to “pass through” to shareholders foreign taxes that it pays, in which case each shareholder will include the amount of such taxes in computing gross income, but will be eligible to claim a credit or deduction for such taxes, subject to generally applicable limitations on such deductions and credits.

After the end of each year, your Service Agent or a fund will provide you with information about the distributions and dividends you received and any redemptions of shares during the previous year. Because each shareholder’s circumstances are different and special tax rules may apply, you should consult your tax adviser about your investment in a fund.

32	Western Asset Money Market Funds

Share price/Fund business days

You may buy or redeem shares at their net asset value (“NAV”) next determined after receipt of your request in good order.

Each fund’s NAV per share is the value of its assets minus its liabilities divided by the number of shares outstanding rounded to the fourth decimal place. NAV is calculated separately for each class of shares. Each fund is open for business and calculates its NAV every day on which both the NYSE and the Federal Reserve Bank of New York (“FRBNY”) are open for business. Therefore, the funds will be closed the days on which the following holidays are observed: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day and Christmas Day. Both the NYSE and FRBNY are also closed on weekends and may be closed because of an emergency or other unanticipated event. In the event the Federal Reserve wire payment system is open and the NYSE is open, the fund may close for purchase or redemption transactions if—due to an emergency or other unanticipated event—the bond markets are closed for business as recommended by the Securities Industry and Financial Markets Association (“SIFMA”).

Each fund typically values its securities and calculates its NAV as of 8:00 a.m., 12:00 p.m., and 3:00 p.m. (Eastern time) on each fund business day. However, a fund could, without advance notice, determine not to make one or more intraday calculations on a given day for a number of reasons such as unusual conditions in the bond, credit or other markets or unusual fund purchase or redemption activity. If a fund determined not to make an intraday calculation, purchases or redemptions would be effected at the next determined intraday or closing NAV, which may be greater or less than the price at which the purchase or redemption would otherwise have been effected.

On any day when the NYSE, the FRBNY or the bond markets (as recommended by SIFMA) close early due to an unanticipated event, or if trading on the NYSE is restricted, an emergency arises or as otherwise permitted by the SEC, each fund reserves the right to close early and make its final NAV calculation as of the time of its early close.

Each fund normally closes for business at 3:00 p.m. (Eastern time). When SIFMA recommends an early close to the bond markets on a business day before or after a day on which a holiday is celebrated, each fund reserves the right to close at or prior to the SIFMA recommended closing time. For calendar year 2017, SIFMA recommends an early close of the bond markets on April 13, 2017, May 26, 2017, July 3, 2017, November 24, 2017, December 22, 2017 and December 29, 2017. The schedule may be changed by SIFMA due to market conditions.

Valuation of each fund’s securities and other assets is performed in accordance with procedures approved by the Board. These procedures delegate most valuation functions to the manager, which generally uses independent third party pricing services approved by a fund’s Board. Under the procedures, assets are valued as follows:

•

The valuations for fixed income securities are typically the prices supplied by independent third party pricing services, which may use market prices or broker/dealer quotations or a variety of fair valuation techniques and methodologies.

•

The valuations of securities traded on foreign markets and certain other fixed income securities will generally be based on prices determined as of the earlier closing time of the markets on which they primarily trade, unless a significant event has occurred. Foreign markets are open for trading on weekends and other days when the funds do not price their shares. Therefore, the value of a fund’s shares may change on days when you will not be able to purchase or redeem such fund’s shares.

•

If independent third party pricing services are unable to supply prices for a portfolio investment, or if the prices supplied are deemed by the manager to be unreliable, the market price may be determined by the manager using quotations from one or more broker/dealers. When such prices or quotations are not available, or when the manager believes that they are unreliable, the manager may price securities using fair value procedures approved by the Board. These procedures permit, among other things, the use of a formula or other method that takes into consideration market indices, yield curves and other specific adjustments to determine fair value. Fair value of a security is the amount, as determined by the manager in good faith, that a fund might reasonably expect to receive upon a current sale of the security. A fund may also use fair value procedures if the manager determines that a significant event has occurred between the time at which a market price is determined and the time at which a fund’s net asset value is calculated.

Many factors may influence the price at which a fund could sell any particular portfolio investment. The sales price may well differ—higher or lower—from a fund’s last valuation, and such differences could be significant, particularly for securities that trade in relatively thin markets and/or markets that experience extreme volatility. Moreover, valuing securities using fair value methodologies involves greater reliance on judgment than valuing securities based on market quotations. A fund that uses fair value methodologies may value those securities higher or lower than another fund using market quotations or its own fair value methodologies to price the same securities. There can be no assurance that a fund could obtain the value assigned to a security if it were to sell the security at approximately the time at which a fund determines its net asset value. Investors who purchase or redeem fund shares on days when a fund is holding fair-valued securities may receive a greater or lesser number of shares, or higher or lower redemption proceeds, than they would have received if the fund had not fair-valued the security or had used a different methodology.

To determine whether a fund is open for business, please call the fund at 1-877-721-1926 or 1-203-703-6002. The fund service desk is generally open between 7:30 a.m. and 5:30 p.m. (Eastern time) but may close early under certain circumstances. You should contact your Service Agent to determine whether your Service Agent will be open for business.

It is the responsibility of the Service Agent to transmit all orders to buy or redeem shares to the transfer agent on a timely basis.

Western Asset Money Market Funds	33

Financial highlights

The financial highlights tables are intended to help you understand the performance of Institutional Shares for the past five years, unless otherwise noted. Certain information reflects financial results for a single share. Total return represents the rate that a shareholder would have earned (or lost) on Institutional Shares assuming reinvestment of all dividends and distributions. The information in the following tables has been derived from each fund’s financial statements, which have been audited by KPMG LLP, independent registered public accounting firm, whose report, along with the fund’s financial statements, is included in the annual report (available upon request).

Western Asset Institutional Liquid Reserves

For a share of each class of beneficial interest outstanding throughout each year ended August 31:
Institutional Shares	2016[1]	2015[1]	2014[1]	2013[1]	2012
Net asset value, beginning of year	$1.000	$1.000	$1.000	$1.000	$1.000
Income from operations:
Net investment income	0.004	0.001	0.001	0.001	0.002
Net realized gain[2]	0.000	0.000	0.000	0.000	0.000
Total income from operations	0.004	0.001	0.001	0.001	0.002
Less distributions from:
Net investment income	(0.004)	(0.001)	(0.001)	(0.001)	(0.002)
Total distributions	(0.004)	(0.001)	(0.001)	(0.001)	(0.002)
Net asset value, end of year	$1.000	$1.000	$1.000	$1.000	$1.000
Total return[3]	0.36%	0.10%	0.07%	0.13%	0.18%
Net assets, end of year (millions)	$5,953	$4,988	$3,729	$4,696	$5,362
Ratios to average net assets:
Gross expenses[4]	0.33%[5]	0.33%[5]	0.33%[5]	0.33%[5]	0.23%
Net expenses[4,6,7]	0.13	0.13	0.13	0.14	0.15
Net investment income	0.35	0.10	0.07	0.13	0.18

[1]	Per share amounts have been calculated using the average shares method.

[2]	Amount represents less than $0.0005 per share.

[3]

Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results.

[4]	Includes the Fund’s share of Liquid Reserves Portfolio’s allocated expenses.

[5]	The gross expenses do not reflect the reduction of the Fund’s management fee by the amount paid by the Fund for its allocable share of the management fee paid by Liquid Reserves Portfolio.

[6]

As a result of an expense limitation arrangement, the ratio of total annual fund operating expenses, other than interest, brokerage, taxes, extraordinary expenses and acquired fund fees and expenses, to average net assets of Institutional Shares did not exceed 0.20%. This expense limitation arrangement cannot be terminated prior to December 31, 2017 without the Board of Trustees’ consent. Additional amounts may be voluntarily waived and/or reimbursed from time to time.

[7]	Reflects fee waivers and/or expense reimbursements.

34	Western Asset Money Market Funds

Western Asset Institutional Cash Reserves

For a share of each class of beneficial interest outstanding throughout each year ended August 31:
Institutional Shares	2016†[1]	2015[1]	2014[1]	2013[1]	2012
Net asset value, beginning of year	$1.000	$1.000	$1.000	$1.000	$1.000
Income (loss) from operations:
Net investment income	0.003	0.001	0.001	0.001	0.002
Net realized gain (loss)[2]	0.000	0.000	0.000	0.000	(0.000)
Total income from operations	0.003	0.001	0.001	0.001	0.002
Less distributions from:
Net investment income	(0.003)	(0.001)	(0.001)	(0.001)	(0.002)
Net realized gains	—	—	(0.000) [2]	(0.000) [2]	(0.000) [2]
Total distributions	(0.003)	(0.001)	(0.001)	(0.001)	(0.002)
Net asset value, end of year	$1.000	$1.000	$1.000	$1.000	$1.000
Total return[3]	0.34%	0.09%	0.07%	0.12%	0.18%
Net assets, end of year (millions)	$9,420	$10,950	$7,759	$7,747	$8,896
Ratios to average net assets:
Gross expenses[4]	0.32%[5]	0.32%[5]	0.32%[5]	0.32%[5]	0.22%
Net expenses[4,6,7]	0.12	0.11	0.11	0.13	0.14
Net investment income	0.33	0.09	0.07	0.12	0.18

†

On August 29, 2016, Western Asset Institutional Cash Reserves began investing, as a feeder fund, in Liquid Reserves Portfolio. Prior to August 29, 2016, Western Asset Institutional Cash Reserves invested, as a feeder fund, in Prime Cash Reserves Portfolio.

[1]	Per share amounts have been calculated using the average shares method.

[2]	Amount represents less than $0.0005 per share.

[3]

Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results.

[4]	Includes the Fund’s share of Liquid Reserves Portfolio’s allocated expenses. Includes the Fund’s share of Prime Cash Reserves Portfolio’s allocated expenses prior to August 29, 2016.

[5]

The gross expenses do not reflect the reduction of the Fund’s management fee by the amount paid by the Fund for its allocable share of the management fee paid by Liquid Reserves Portfolio (Prime Cash Reserves Portfolio prior to August 29, 2016).

[6]

As a result of an expense limitation arrangement, the ratio of total annual fund operating expenses, other than interest, brokerage, taxes, extraordinary expenses and acquired fund fees and expenses, to average net assets of Institutional Shares did not exceed 0.20%. This expense limitation arrangement cannot be terminated prior to December 31, 2017 without the Board of Trustees’ consent. Prior to August 29, 2016, the expense limitation was 0.25%. Additional amounts may be voluntarily waived and/or reimbursed from time to time.

[7]	Reflects fee waivers and/or expense reimbursements.

Western Asset Money Market Funds	35

Legg Mason Funds Privacy and Security Notice

Your Privacy and the Security of Your Personal Information is Very Important to the Legg Mason Funds

This Privacy and Security Notice (the “Privacy Notice”) addresses the Legg Mason Funds’ privacy and data protection practices with respect to nonpublic personal information the Funds receive. The Legg Mason Funds include any funds sold by the Funds’ distributor, Legg Mason Investor Services, LLC, as well as Legg Mason-sponsored closed-end funds and certain closed-end funds managed or sub-advised by Legg Mason or its affiliates. The provisions of this Privacy Notice apply to your information both while you are a shareholder and after you are no longer invested with the Funds.

The Type of Nonpublic Personal Information the Funds Collect About You

The Funds collect and maintain nonpublic personal information about you in connection with your shareholder account. Such information may include, but is not limited to:

•	Personal information included on applications or other forms;

•	Account balances, transactions, and mutual fund holdings and positions;

•	Online account access user IDs, passwords, security challenge question responses; and

•	Information received from consumer reporting agencies regarding credit history and creditworthiness (such as the amount of an individual’s total debt, payment history, etc.).

How the Funds Use Nonpublic Personal Information About You

The Funds do not sell or share your nonpublic personal information with third parties or with affiliates for their marketing purposes, or with other financial institutions or affiliates for joint marketing purposes, unless you have authorized the Funds to do so. The Funds do not disclose any nonpublic personal information about you except as may be required to perform transactions or services you have authorized or as permitted or required by law. The Funds may disclose information about you to:

•	Employees, agents, and affiliates on a “need to know” basis to enable the Funds to conduct ordinary business or comply with obligations to government regulators;

•

Service providers, including the Funds’ affiliates, who assist the Funds as part of the ordinary course of business (such as printing, mailing services, or processing or servicing your account with us) or otherwise perform services on the Funds’ behalf, including companies that may perform marketing services solely for the Funds;

•	The Funds’ representatives such as legal counsel, accountants and auditors; and

•	Fiduciaries or representatives acting on your behalf, such as an IRA custodian or trustee of a grantor trust.

Except as otherwise permitted by applicable law, companies acting on the Funds’ behalf are contractually obligated to keep nonpublic personal information the Funds provide to them confidential and to use the information the Funds share only to provide the services the Funds ask them to perform.

The Funds may disclose nonpublic personal information about you when necessary to enforce their rights or protect against fraud, or as permitted or required by applicable law, such as in connection with a law enforcement or regulatory request, subpoena, or similar legal process. In the event of a corporate action or in the event a Fund service provider changes, the Funds may be required to disclose your nonpublic personal information to third parties. While it is the Funds’ practice to obtain protections for disclosed information in these types of transactions, the Funds cannot guarantee their privacy policy will remain unchanged.

Keeping You Informed of the Funds’ Privacy and Security Practices

The Funds will notify you annually of their privacy policy as required by federal law. While the Funds reserve the right to modify this policy at any time they will notify you promptly if this privacy policy changes.

The Funds’ Security Practices

The Funds maintain appropriate physical, electronic and procedural safeguards designed to guard your nonpublic personal information. The Funds’ internal data security policies restrict access to your nonpublic personal information to authorized employees, who may use your nonpublic personal information for Fund business purposes only.

Although the Funds strive to protect your nonpublic personal information, they cannot ensure or warrant the security of any information you provide or transmit to them, and you do so at your own risk. In the event of a breach of the confidentiality or security of your nonpublic personal information, the Funds will attempt to notify you as necessary so you can take appropriate protective steps. If you have consented to the Funds using electronic communications or electronic delivery of statements, they may notify you under such circumstances using the most current email address you have on record with them.

In order for the Funds to provide effective service to you, keeping your account information accurate is very important. If you believe that your account information is incomplete, not accurate or not current, or if you have questions about the Funds’ privacy practices, write the Funds using the contact information on your account statements, email the Funds by clicking on the Contact Us section of the Funds’ website at www.leggmason.com, or contact the Funds at 1-877-721-1926 or 1-203-703-6002.

THIS PAGE IS NOT PART OF THE PROSPECTUS

Western Asset

Institutional Liquid Reserves

Institutional Cash Reserves

Institutional Shares

You may visit the funds’ website, www.leggmason.com/moneymarketfundsliterature, for a free copy of a Prospectus, Statement of Additional Information (“SAI”) or an Annual or Semi-Annual Report.

Shareholder reports Additional information about a fund’s investments is available in the fund’s Annual and Semi-Annual Reports to shareholders. In the fund’s Annual Report, you will find a discussion of the market conditions and investment strategies that significantly affected the fund’s performance during its last fiscal year. The independent registered public accounting firm’s report and financial statements in a fund’s Annual Report are incorporated by reference into (are legally a part of) this Prospectus.

The funds send only one report to a household if more than one account has the same last name and same address. Contact your Service Agent or the funds if you do not want this policy to apply to you.

Statement of additional information The SAI provides more detailed information about the funds and is incorporated by reference into (is legally a part of) this Prospectus.

You can make inquiries about the funds or obtain shareholder reports or the SAI (without charge) by contacting your Service Agent, by calling the funds at 1-877-721-1926 or 1-203-703-6002, or by writing to the funds at 100 First Stamford Place, Attn: Shareholders Services – 5th Floor, Stamford, Connecticut 06902.

Information about the funds (including the SAI) can be reviewed and copied at the Securities and Exchange Commission’s (the “SEC”) Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-551-8090. Reports and other information about the funds are available on the EDGAR Database on the SEC’s Internet site at http://www.sec.gov. Copies of this information may be obtained for a duplicating fee by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Room, Washington, D.C. 20549-1520.

If someone makes a statement about the funds that is not in this Prospectus, you should not rely upon that information. Neither the funds nor the distributor is offering to sell shares of a fund to any person to whom the fund may not lawfully sell its shares.

(Investment Company Act

file no. 811-6740)

WASX266922ST 12/16